Exhibit 10.2

THIS INSTRUMENT PREPARED BY AND WHEN RECORDED, RETURN TO: Christopher T. Nixon, Esq. Winstead PC 500 Winstead Building 2728 N. Harwood Street Dallas, Texas 75201 Tax Parcel No. 130-4F44-36K

TO BE RECORDED IN THE

RECORDER OF DEEDS OF

BUTLER COUNTY, PENNSYLVANIA

OPEN-END MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE IS AN OPEN-END MORTGAGE AND SECURES FUTURE ADVANCES

(All notices to be given to the Mortgagee pursuant to

42 Pa. C.S.A. § 8143 shall be given as set forth in

Section 25 of this Mortgage.)

THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (“Mortgage”) made this 27th day of February, 2013, by THE GC NET LEASE (CRANBERRY) INVESTORS, LLC, a Delaware limited liability company (Organizational ID # 5090836), whose address is 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245, Attention: Kevin Shields (“Mortgagor”), to MIDLAND NATIONAL LIFE INSURANCE COMPANY, an Iowa Corporation (hereinafter called the “Mortgagee”), whose address is One Midland Plaza, Sioux Falls, South Dakota 57193.

THIS IS AN OPEN-END MORTGAGE UNDER 42 PA. C.S.A. SECTION 8143 WHICH SECURES FUTURE ADVANCES. THE MAXIMUM AMOUNT SECURED BY THIS OPEN-END MORTGAGE IS TWO HUNDRED PERCENT (200%) OF THE ORIGINAL PRINCIPAL AMOUNT OF THE NOTE, PLUS ACCRUED BUT UNPAID INTEREST, FEES, COSTS, AND EXPENSES, AND ADVANCES MADE AS PROVIDED HEREIN. THIS OPEN-END MORTGAGE FURTHER SECURES ALL ADVANCES AUTHORIZED UNDER 42 PA. C.S.A. SECTION 8144. ALL NOTICES TO BE GIVEN TO MORTGAGOR PURSUANT TO 42 PA. C.S.A. SECTION 8143 SHALL BE AS SET FORTH IN SECTION 8 OF THIS OPEN-END MORTGAGE.

WHEREAS, the Mortgagor has executed a promissory note (the “Note”) bearing even date herewith payable to the order of Mortgagee, for the principal sum of ONE HUNDRED FIVE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($105,600,000.00), and having a maturity date of April 1, 2023.

AND WHEREAS, Mortgagor is desirous of securing the payment of principal and interest of said Note.

THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, INCLUDING THE INDEBTEDNESS HEREIN RECITED (INCLUDING, WITHOUT LIMITATION, ALL FUTURE ADVANCES OR REMEDIAL ADVANCES WHATSOEVER), THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, MORTGAGOR HEREBY IRREVOCABLY MORTGAGES, GIVES, GRANTS, BARGAINS, SELLS, WARRANTS, ALIENATES, REMISES, RELEASES, HYPOTHECATES, DEPOSITS, CONFIRMS, PLEDGES, SETS OVER AND ASSIGNS, AND GRANTS A SECURITY INTEREST, TO AND IN FAVOR OF MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS, with power of sale, in all of Mortgagor’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired:

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF (the “Land”).

Together with all and singular the tenements, hereditaments and appurtenances to the Land belonging, or in anywise appertaining, including any after-acquired title, franchises, minerals, licenses or easements, and also together with all right, title and interest of Mortgagor, from time to time, in and to any and all buildings, and all rents, issues and profits thereof, real estate fixtures, equipment and improvements, thereon or which may hereafter be placed thereon or attached thereto, including, but not limited to, any equity which may be acquired by Mortgagor in any such fixtures or equipment as a result of the making of installment payments on account of the purchase of the same, and all the interior improvements and fixtures, movable or immovable of every kind and description in and upon the Land or which may hereafter be placed in or upon the Land or used in connection therewith, all of which property, together with any and all additions thereto and replacements thereof, shall be deemed to be fixtures and an accession to the freehold, and a part of the realty as between the parties hereto and all persons claiming by, through or under them, and shall be deemed a portion of the security for the Indebtedness (as hereinafter defined) and secured by this Mortgage and shall hereafter be referred to as the “Real Estate,” the specific enumerations herein are not to be construed as limiting the general.

AND Mortgagor does hereby irrevocably grant and convey unto Mortgagee a continuing security interest in all of Mortgagor’s right, title and interest in and to each of the following, whether now owned or in existence or hereafter acquired or arising: (a) machinery, equipment, fixtures, fittings, appliances, furniture and articles of real, personal or mixed property of every kind and nature whatsoever used or usable in the operation of or related to the Real Estate, including, but not limited to, and to the extent not classified as real estate fixtures for purposes of the definition of Real Estate set forth above, all heating, ventilating, air conditioning, plumbing and lighting systems and equipment, ranges, refrigerators, dishwashers, food and beverage appliances, shades, drapes, mirrors, carpeting, linoleum, tables, chairs, beds, dressers, sofas, sprinkling systems, fire prevention and/or fire-extinguishing apparatus, all electrical and communications systems and equipment, and all cleaning, laundry, lawn and other maintenance systems and equipment; (b) all accounts, contract rights, general intangibles, payment intangibles, instruments, documents, chattel paper, accounts receivables, supporting obligations, deposits, fees, charges and other payments, income, and cash receipts relating to the Real Estate; (c) all substitutes and replacements for, accessories, accessions, attachments, and other additions to, and all raw materials, supplies, work in process, tools, parts, and equipment of any nature and description used or which might be used in connection with any of the foregoing; (d) all products and proceeds of any of the foregoing, including, without limitation, all payments under any insurance policies and any indemnity, warranty or guaranty relating to any of the foregoing; (e) any management agreements, and related agreements and documents, and all general intangibles and other rights arising from or in connection with all such agreements (including any rights of first refusal, options to purchase or similar rights, and any rights of first refusal, options to purchase or similar rights arising under applicable bankruptcy law), and all products and proceeds thereof and additions thereto; and also, (f) all other personal property which Mortgagor may now own or hereinafter acquire, wherever located, used or usable in the operation of or relating to the Real Estate (all of said property being hereafter referred to as the “Personal Property”; all of the Real Estate and all of the Personal Property shall be hereafter referred to collectively as the “Property”).

AND this Mortgage shall cover all the other property affixed to or located upon the Real Estate, and all articles of personal property and all materials delivered to the Property for incorporation or use in any construction being conducted thereon and owned by Mortgagor (which to the fullest extent permitted by law shall be deemed fixtures and a part of the Real Property). To the extent this Mortgage covers property which is or may become so affixed to the Real Property as to become fixtures, this Mortgage also constitutes a fixture filing under Pennsylvania law. If any property covered by this Mortgage consists of rights in action or personal property covered by the

Uniform Commercial Code (the “Code”), this Mortgage constitutes a security agreement and is intended when recorded to create a perfected security interest in such property in favor of Mortgagee. This Mortgage shall be self-operative with respect to such property, but Mortgagor agrees to execute and deliver on demand such security agreements, financing statements, and other instruments as Mortgagee may reasonably request in order to impose the lien hereof more specifically upon any such property and to pay all recording and/or filing fees associated therewith. If the lien of this Mortgage on any property is subject to a prior security agreement covering the Property, then if any Event of Default occurs, Mortgagor hereby assigns to the Mortgagee all its right, title, and interest in and to all deposits thereon, together with the benefit of any payments now or hereafter made thereon. For purposes of treating this Mortgage as a security agreement, fixture filing and financing statement, Mortgagee shall be deemed to be the secured party and Mortgagor shall be deemed to be the debtor. As of the date hereof, the names and mailing addresses of the debtor and secured party, and the organizational identification number of the debtor are set forth on the first page of this Mortgage.

TO HAVE AND TO HOLD the Property unto Mortgagee, its successors and assigns forever, and Mortgagor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Property unto Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof for the purposes and uses herein set forth, for the purpose of securing (a) the payment of all and singular principal and interest and all other sums of money payable by virtue of the above described Note and indebtedness and/or any modifications, extensions or renewals thereof, (b) the payment by the Mortgagor to the Mortgagee, as herein provided, of all sums expended or advanced by the Mortgagee pursuant to any term or provision hereof, and (c) the performance of each stipulation, condition, covenant and agreement of the Mortgagor herein contained or as provided in all other documents executed in connection with the Note or this Mortgage or any other loan document executed in connection herewith including, without limitation, the documents listed on Exhibit B attached hereto (the “Loan Documents,” and (a), (b) and (c) are sometimes hereinafter collectively referred to as the “Indebtedness”). This Mortgage shall also constitute a security agreement and fixture filing, as those terms are defined in the Code (as such Code now or hereafter exists) and in any state(s) in which the Personal Property and/or Mortgagor is located, and since some of the property is or is to be become fixtures on the Real Estate, this Mortgage shall also be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property, executed by Mortgagor (as “debtor”) in favor of Mortgagee (as “secured party”); information relating to the security interest created hereby may be obtained from Mortgagee, the secured party hereunder, at the address of Mortgagee set forth above.

AND THE MORTGAGOR EXPRESSLY COVENANTS AND AGREES WITH THE MORTGAGEE AS FOLLOWS:

1. To pay promptly all and singular the principal and interest, and other sums of money payable by virtue of said Note and under the terms and conditions of this Mortgage, on the days respectively that the same severally become due, and to perform each and every stipulation, agreement, covenant, and condition in said Note and this Mortgage and other Loan Documents.

2.(a) To properly care for and keep said Property (or cause said Property to be cared for and kept) in good condition and repair; (b) not to remove or demolish or, permit the removal or demolition of any building or improvement thereon; (c) to complete in a good and workmanlike manner any building which may be constructed thereon and to pay when due all claims for labor performed and materials furnished therefor; (d) to comply with all laws, ordinances and regulations governing the use of said Property; (e) not to commit or permit any waste or deterioration thereof; (f) to do any other act or acts, all in a timely and proper manner, which, from the character or use of said Property, may be reasonably necessary to protect and preserve said Property; (g) to do any and all acts all in a timely and proper manner, reasonably requested by Mortgagee to protect and preserve the security interests granted hereunder including, without limitation, the authentication, execution, communication and delivery of one or more financing statements and continuation statements pursuant to the Uniform Commercial Code of the State(s) where the Property and/or the Mortgagor is located (as such Code now or hereafter exists), in a form reasonably satisfactory to Mortgagee, and the payment of the cost of filing said statements in all public offices requested by Mortgagee; and (h) to do any and all acts as shall hereafter be reasonably requested by Mortgagee to effectuate the intent hereof and to render all of the Property available for the security and satisfaction of the Indebtedness secured hereby and to enable Mortgagee to sell and/or convey the Property pursuant to the terms hereof. Mortgagor expressly authorizes Mortgagee to file and/or record one or more financing statements and continuation statements in jurisdictions deemed appropriate by Mortgagee in its reasonable judgment in order to create, perfect and preserve the security interest of the Mortgagee in the Personal Property and fixtures.

3. A. Mortgagor shall keep the buildings and other insurable Property now or hereafter erected or otherwise placed in or on said Real Estate, insured as may be reasonably required from time to time by the Mortgagee, against loss or damage, and to carry any other kinds of insurance in amounts and for periods as from time to time may be reasonably required by the Mortgagee, including specifically the following:

(a) All Risk or Special Form/Special Perils Property. “All Risk” or “Special Form” property insurance coverage in an amount not less than one hundred percent (100%) of the replacement cost of all insurable elements of the Real Estate and of all tangible Personal Property, with coinsurance waived or if a coinsurance clause is in effect, with an agreed amount endorsement acceptable to the Mortgagee. Coverage shall extend to the Real Estate and to all tangible Personal Property.

(b) Broad Form Boiler and Machinery. If any boiler or other machinery is located on or about the Real Estate, broad form boiler and machinery coverage, including loss of rents coverage in an amount satisfactory to Mortgagee.

(c) Flood. If the Property is located in a special flood hazard area (an area within a zone beginning with the letter “A” or “V”) according to the most current flood insurance rate map issued by the Federal Emergency Management Agency and if flood insurance is available, the flood insurance coverage on all insurable elements of the Property with limits equal to the greater of the value of the first-floor improvements or the maximum available through the National Flood Insurance Program (NFIP).

(d) Loss of Rents or Business Interruption. Loss of rents or business income coverage in the amount of one hundred percent (100%) of the estimated gross income or business income exposure from the Property for a period of twelve (12) months, and with an initial period of indemnity of at least twelve (12) months.

(e) Commercial/General Liability. Commercial general liability coverage (including excess liability insurance) with minimum limits of One Million Dollars ($1,000,000) combined single limit per occurrence, an aggregate limit of Two Million Dollars ($2,000,000), and an excess liability/umbrella limit of $25,000,000.00 per occurrence and aggregate for so long as the general liability policy has a “per location” aggregate cap. Mortgagee reserves the right to amend the umbrella or excess liability insurance requirement annually at renewal of the policy, should the number of properties insured on the program ever increase beyond the approximately 114 locations insured on the policies on the Loan Closing Date. Should the Property ever be insured on a general liability policy with an uncapped “per location” aggregate or on a policy by itself, the required umbrella limit will be Six Million and No/100 Dollars ($6,000,000) if the Properties remain insured on a blanket or no less than twenty percent (20%) of the outstanding loan allocation for each Property if the Properties are insured on individual policies.

(f) Terrorism Insurance. Terrorism coverage on terms consistent with the requirements of Sections 3.A(a), (d) and (e) if such insurance is excluded under the all risk or special form policies including loss of rents/business income coverage, as well as the general liability and excess liability/umbrella policies so long as it is available and the subject hazards are commonly insured against at the time by prudent institutional lenders for real properties similar to the Property and located in and around the region in with the Property is located; provided, however, that if the Terrorism Risk Insurance Act, or any of its successor acts, is ever not renewed, Mortgagor shall have to obtain and maintain only the amount of terrorism insurance that can be purchased for two hundred percent (200%) of the premiums for all other insurance coverage required for the loan.

(g) Elective Coverages. Such additional coverages appropriate to the property type and site location as Mortgagee may reasonably require. Additional coverages may include earthquake, mold, windstorm if excluded under the all risk or special form policies, mine subsidence, sinkhole, personal property, supplemental liability, or coverages of other property-specific risks.

B. Each coverage required under this Section shall be primary rather than contributing or secondary to the coverage the Mortgagor may carry for other properties or risks; provided, however, that blanket coverage which otherwise complies with this Section shall be acceptable if the Mortgagee determines, in the exercise of its sole and absolute discretion, that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy. In no event shall the blanket insurance program provide lesser coverage than if the Property was insured under single property policies. The maximum deductible on each required coverage or policy is Twenty Five Thousand Dollars ($25,000) or an amount greater than $25,000 as authorized by the Mortgagee, except in the case of wind or earthquake, which may have a deductible of up to 5% of the total insured value of the Property subject to minimum deductibles as are customarily available in the insurance market.

C. On all property insurance policies and coverages required under this Section (including coverage against loss of business income), the Mortgagee must be named as “first mortgagee” under a standard mortgagee clause and such other endorsements or provisions satisfactory to Mortgagee as required to make loss payable to Mortgagee as its interest may appear. On all liability policies and coverages, the Mortgagee must be named as an “additional insured.” The Mortgagee shall be referred to as follows: Midland National Life Insurance Company, its successors and assigns; as their interest may appear.

D. Each insurance carrier providing insurance required under this Section must have, independently of its parent’s or any reinsurer’s rating, a rating of “A-” or better by Standard and Poors (“S&P”), provided that if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB” by S&P, or if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” by S&P, with no carrier below “BBB” by S&P.

E. All property policies must require the insurance carriers to give Mortgagee a minimum of ten (10) day’s written notice of cancellation for non-payment of premium, and a minimum of thirty (30) day’s written notice of cancellation for any other reason. All liability policies must require the insurance carriers to give Mortgagor, as the policy’s First Named Insured, a minimum of ten (10) day’s written notice of cancellation for non-payment of premium, and a minimum of thirty (30) day’s written notice of cancellation for any other reason. Mortgagor shall report to Mortgagee promptly any facts known to Mortgagor that may adversely affect the appropriateness or enforceability of any insurance contract, including, without limitation, changes in the ownership or occupancy of the Property, any hazard to the Property and any matters that may give rise to any claim. Prior to expiration of any policy required under this Section, the Mortgagor shall provide to Mortgagee Acord certificates, or equivalent, along with supporting policy documentation acceptable to Mortgagee, confirming that the renewal or successor policies provide all minimum coverage’s and limits required for the loan, as well as confirmation that Mortgagee has been expressly added to all policies based on its specific interest as Mortgagee, Lender’s Loss Payee and Additional Insured. Following a loss for which Mortgagee elects to participate in the loss adjustment, Mortgagor shall provide, or cause to be provided, carrier certified copies of all policies within ten (10) days of Mortgagee’s request provided the policies are available. Mortgagor shall also provide, or cause to be provided, carrier certified copies of all policies within ten (10) days of Mortgagee’s request proof of coverage for any tenant that insures a Mortgagor-owned building on the property to the extent any policies maintained by a tenant are required to be provided by the terms of the relevant lease. All certificates of insurance, documents, and carrier certified copies of policies, approved by Mortgagee, must name the Mortgagor as the named insured, must include the complete and accurate property address and must bear the signature of the agency representative with authority to sign on behalf of the agency.

F. Mortgagor promptly shall give notice to the Mortgagee of any loss or damage to said Property and shall not adjust or settle such loss estimated to be greater than three percent (3%) of the Allocated Loan Amount for the Property set forth on Exhibit B attached hereto without the written consent of Mortgagee. Should any loss occur to the Property or in the event the improvements on the Property are damaged or destroyed, in whole or in part, by fire or other casualty, the insurance company or companies are hereby directed by the Mortgagor to make payment for such loss to which Mortgagor is entitled to the Mortgagee only, and not to the Mortgagor and Mortgagee jointly, and the Mortgagee is hereby appointed attorney in fact for the Mortgagor to make proof of loss if Mortgagor fails to do so promptly, and to take receipt of any sums collected under said policies. Following the occurrence of fire or other casualty, Mortgagor, regardless of whether insurance proceeds are payable under the policies or, if paid, are made available to Mortgagor by Mortgagee, shall promptly proceed with the repair, alteration, restoration, replacement or rebuilding of the improvements as near as possible to their value, utility, condition and character prior to such damage or destruction and such repairs, alterations, restoration, replacement and rebuilding shall be reasonably satisfactory to Mortgagor. Except as expressly set forth herein, any insurance proceeds paid to Mortgagor or Mortgagee as result of any loss or damage to the Property shall, at Mortgagee’s election in its sole and absolute discretion, be applied as payment on the Indebtedness hereby secured, be used for the restoration or repair of the Property, or be released to Mortgagor. Such application or release shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice. In the event of the foreclosure of this Mortgage, the policies shall be cancelled and rewritten in the name of the purchaser at the foreclosure sale, and the Mortgagee is hereby appointed attorney-in-fact for the Mortgagor to cancel said policies. The Mortgagee shall not be responsible for any insurance upon the said Property or the collection of any insurance money or for the insolvency of any insurer.

G. Unless the Mortgagor provides Mortgagee with evidence of insurance coverage as required by this Mortgage, the Mortgagee may purchase, at Mortgagor’s expense, insurance to protect its interest. This insurance may, but need not, also protect the Mortgagor’s interest. If the improvements become damaged, the coverage the Mortgagee purchases may not pay any claim the Mortgagor makes or any claim made against the Mortgagor. The Mortgagor may later cancel this coverage by providing the Mortgagee with evidence that it has obtained property coverage elsewhere. The cost of the insurance purchased by Mortgagee may be added to the Indebtedness and thereafter the Default Rate (as such term is defined in the Note) shall apply to this added amount. The effective date of coverage may be the date any prior coverage lapsed or the date Mortgagor failed to provide proof of coverage. The coverage Mortgagee obtains may be considerably more expensive than insurance the Mortgagor might have obtained on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

H. Mortgagor hereby assigns to Mortgagee all monies recoverable under each insurance policy required under this Section, and Mortgagee agrees that in the event of loss or damage to the Property or the improvements located thereon, the amount collected under any policy of insurance shall be made available for the restoration or repair of the Property under the following conditions: (a) such restoration or repair is completed in conformance with the provisions of any lease affected by the casualty (the “Lease”) and provided that such Lease remains in full force and effect; (b) Mortgagor completes the restoration or repair within the time period required by the Lease; (c) no Event of Default, which is continuing beyond the expiration of any notice and cure period, exists under the Note or any of the Loan Documents; (d) the insurance proceeds shall be held by the Mortgagee and disbursed in accordance with such safeguards and funds disbursement arrangements as are reasonably satisfactory to Mortgagee, which may include, but not be limited to a retainage of a percentage as is statutorily required or customary in the state in which the Property is located and shall provide for the disbursement of required contractor progress payments; (e) Mortgagee is provided with reasonable assurance that the restoration will be completed and that no liens of mechanics and/or materialmen will be allowed to be filed against the Property for any such labor or materials; (f) if the amount of insurance proceeds are not sufficient to pay the estimated cost of repair or restoration of the Property, Mortgagor shall first use its own funds for said repair or restoration to make up the deficiency between the amount of the insurance proceeds and the cost of the repair or restoration; and (g) the laws, ordinances and regulations applicable with respect to the Property permit the improvements located on the Property to be rebuilt to substantially identical size, condition and use as existed prior to the casualty and allow the improvement to occupy substantially the same area as existed prior to the casualty.

Notwithstanding the foregoing, after prior notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, any mechanic’s lien filed against the Property, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such lien claim, together with all costs, interest and penalties which may be payable in connection therewith; and (e) Mortgagee shall furnish such security as may be required in the proceeding, or as may be requested by Mortgagee, to insure the payment of any such lien claim, together with all interest and penalties thereon. Mortgagee may pay over any such security or part thereof held by Mortgagee to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the lien of this Mortgage being primed by any related lien.

4. To pay when and as due (but in all events prior to becoming delinquent), all taxes (both general and special), assessments and governmental charges of any kind levied or assessed or that become a lien against the above described Property, or any part thereof; to promptly furnish the Mortgagee the receipts or such other evidence of payments as might be required by Mortgagee showing such payment; to allow no payment of any taxes, assessments or governmental charges by a third party with subrogation attaching, and not permit said Property, or any part thereof, to be sold or forfeited for any tax, assessment or governmental charge whatsoever. Any irregularity or defects in the levy or assessment of taxes, assessments and governmental charges paid by the Mortgagee are hereby expressly waived and receipt by the proper officer shall be conclusive evidence both as to the amount and validity of such payments.

Notwithstanding the foregoing, Mortgagor, at Mortgagor’s own expense, may contest the validity or amount of any taxes or assessments provided that (i) Mortgagor shall contest in good faith the validity, applicability or amount of the taxes or assessments by an appropriate legal proceeding which operates to prevent the collection of the secured amounts and the sale of the Property or any portion thereof, and (ii) prior to the date on which such taxes or assessments would otherwise have become delinquent, Mortgagor shall have given Mortgagee written notice of its intent to contest said taxes or assessments, and (iii) Mortgagor shall have deposited with Mortgagee (or with a court of competent jurisdiction or other appropriate body reasonably approved by Mortgagee if required by the applicable jurisdiction in which the proceeding is pending) such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least one hundred twenty-five percent (125%) (or such higher amount as may be required by applicable law) of the total of the balance of such taxes or assessments then remaining unpaid, plus all interest, penalties, costs and charges having accrued or accumulated thereon, and (iv) in Mortgagee’s reasonable judgment, no risk of sale, forfeiture or loss of any interest in the Property or any part thereof within thirty (30) days arises at any time, and (v) such contest is based on bona fide claims or defenses, and (vi) Mortgagor shall prosecute any such contest with due diligence, and (vii) Mortgagor shall promptly pay the amount of such taxes or assessments as finally determined, together with all interest and penalties payable in connection therewith. Upon satisfaction of the Indebtedness, any remaining deposits in the account shall be paid to Mortgagor. Notwithstanding anything herein to the contrary, to the extent any tenant who leases improvements located on any of the properties pays taxes or assessments directly to an applicable taxing authority pursuant to the terms of such lease, Mortgagor shall not be required to deposit such funds with Mortgagee.

5. Mortgagor shall make monthly deposits with Mortgagee into a non-interest bearing account, together with and in addition to interest only or interest and principal installments, as applicable of an amount equal to the taxes and assessments which may be levied or assessed against the Property, and insurance premiums next due, less amount already deposited therefor, divided by the number of months to elapse prior to the date when such taxes, assessments and insurance premiums will become due and payable. The amount of such taxes, assessments, and insurance premiums, when unknown, may be estimated by Mortgagee based on the amount of the most recent of such respective taxes, assessments and insurance premiums. Provided no Event of Default then exists beyond any applicable notice and cure period, such deposits, to the extent that they are sufficient, shall be used by Mortgagee to pay when due such taxes, assessments, and insurance premiums, of which Mortgagee has notice. Any insufficiency of such account to pay such charges when due shall be paid by Mortgagor to Mortgagee on demand. If there is any Event of Default by Mortgagor under the provisions of this Mortgage which continues beyond the applicable notice and cure period, if any, and Mortgagee declares all sums secured hereby to be due and payable, Mortgagee may then apply any funds in said account against the Indebtedness secured hereby in such manner as Mortgagee may elect. The enforceability of the covenants relating to taxes and assessments herein otherwise provided shall not be affected except insofar as those obligations have been met by compliance with this paragraph. Mortgagee may, from time to time, at its option, waive, and after any such waiver reinstate, any or all provisions hereof requiring such deposits by notice to Mortgagor in writing. While any such waiver is in effect Mortgagor shall pay taxes, assessments and insurance premiums as herein elsewhere provided. Any irregularities or defects in the levy or assessment of taxes and assessments paid by Mortgagee are hereby expressly waived and receipt by the proper officer shall be conclusive evidence both as to the amount and validity of such payments. Upon satisfaction of the Indebtedness, any remaining deposits in the account shall be paid to Mortgagor. Notwithstanding the foregoing, such monthly deposit for taxes and insurance premiums shall not be required to be made by Mortgagor so long as (a) the initial Mortgagor named on page 1 of this Mortgage remains the fee simple owner of the Property, (b) no Event of Default has occurred and is outstanding, (c) Guarantor continues to satisfy the Guarantor Net Worth Requirement of the Separate Guaranty of Retained Liability Matters dated of even date herewith from the Guarantor in favor of the Mortgagee, and (d) the Debt Service Coverage Ratio (defined in Section 48E below) for all of the properties listed on Exhibit B in the aggregate (and for each of them individually, including, but not limited to, the Property) shall equal or exceed 1.50:1.0.

6. To pay (a) all charges or debts and interest thereon, which constitute liens of equal rank with or have any preference or priority over the lien of this Mortgage, other than Permitted Encumbrances (as hereinafter defined); (b) all costs, fees and expenses of this Mortgage, including cost of evidence of title, reasonable attorneys’ fees incurred by Mortgagee in enforcing the provisions of this Mortgage, Mortgagee’s fees and publication fees in connection with sale, whether completed or not.

Notwithstanding the foregoing, after prior notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, any such lien filed against the Property and any alleged noncompliance with laws, ordinances or regulations governing the use of the Property, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) with respect to any such lien, Mortgagor shall promptly upon final determination thereof pay the amount of any such lien claim, together with all costs, interest and penalties which may be payable in connection therewith; (e) with respect to any alleged noncompliance with laws, ordinances or regulations governing the use of the Property, Mortgagor shall promptly comply with such laws, ordinances and regulations upon final determination thereof, together with all costs, interest and penalties which may be payable in connection therewith; and (f) Mortgagor either shall have complied with the Statutory Bond Criteria (defined below) or shall have deposited with Mortgagee (or with a court of competent jurisdiction or other appropriate body approved by Lender if required by the applicable jurisdiction in which the proceeding is pending) such security as may be required in the proceeding, or as may be requested by Mortgagee, to insure the payment of any such lien claim or to remedy any such noncompliance with laws, ordinances and regulations, together with all interest and penalties thereon. Mortgagee may pay over, or cause to be paid over, any such security or part thereof held by Mortgagee or by other appropriate body to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the lien of this Mortgage being primed by any related lien. For purposes hereof, “Statutory Bond Criteria” shall mean: (i) by statute in the jurisdiction where the Property is located, a bond may be given as security for the particular lien in question, with the effect that the Property shall be forever released from any such lien, and (ii) Mortgagor shall cause such a bond to be issued, and Mortgagor shall comply with all other requirements of law such that the Property shall be forever released from such lien, and (iii) Borrower shall provide to Lender such evidence of the foregoing as Mortgagee may reasonably request.

7. To promptly pay and settle or cause to be removed any claim and to appear in and defend any action or proceeding affecting the Property covered by this Mortgage, the interest of Mortgagee hereunder; and to pay all costs and expenses, including cost of evidence of title and attorneys’ fees in a reasonable sum, in any such action or proceeding in which Mortgagee may appear.

8. To repay immediately, upon demand, all sums advanced or expended by the Mortgagee under the provisions of this Mortgage, with interest thereon from the date of advancement until repaid at the Default Rate (as such term is defined in the Note) of interest then applicable under the Note secured hereby, all of which sums shall be secured hereunder and shall be payable forthwith.

9. The term “Event of Default,” as used in this Mortgage and the other Loan Documents shall mean the occurrence or happening from time to time of any one or more of the following events: (a) Mortgagor fails to make any payment which Mortgagor is obligated hereunder to make, at the time and in the manner provided herein, in the Note or in any of the Loan Documents, and such failure or refusal to pay continues for more than five (5) days after written notice to Mortgagor; (b) Mortgagor fails to comply with the provisions of Sections 12.B(xxvi), 17, 21 or 23 hereunder; (c) if any representation or warranty made by Mortgagor in this Mortgage is false in any material respect; (d) the dissolution, liquidation or the cessation of the legal existence of any Guarantor that is not a natural person or the death of any Guarantor that is a natural person unless any remaining Guarantor(s) plus any Replacement Guarantors (defined in the Separate Guaranty of Retained Liability Matters) satisfy the Guarantor Net Worth Requirement set forth in such guaranty; or (e) Mortgagor fails to perform any other act or comply with any other provision of this Mortgage, which Mortgagor is obligated hereunder to make or do, at the time and in the manner herein provided and such failure or refusal continues for more than fifteen (15) days after Mortgagee provides Mortgagor written notice thereof (or, if such default is of a nature that it cannot be cured with due diligence within fifteen (15) days, Mortgagor shall fail or refuse to commence such cure within said fifteen (15) day period and thereafter diligently in good faith pursue the same to completion; in no event, however, shall the cure period, as extended hereby, exceed thirty (30) days subject to delays due to Force Majeure Events).

For purposes hereof, the term “Force Majeure Events” shall mean delay caused by strikes, lockouts, civil disorder, inability to procure materials, failure of utilities, restrictive governmental law or regulation, government action, riot, insurrection, war, fuel shortage, casualty, act of God, undue and unusual delay in acting or failure to act by the City of Cranberry Township, Pennsylvania or any department or employee thereof or any other governmental entity whose action may be required for any purpose, or similar events or conditions beyond the reasonable control of the Mortgagor and the time limit for such performance shall be extended for a period equal to the period of any such Force Majeure Event provided that (i) Mortgagor shall notify Mortgagee in writing of the existence and nature of any Force Majeure Event within a reasonable time after the onset thereof; (ii) Mortgagor shall, from time to time, upon written request of Mortgagee, keep Mortgagee informed, in writing, of all further developments concerning any such Force Majeure Events; and (iii) an event or delay shall not be deemed a Force Majeure Event if the basis of the event or delay is the inability or unwillingness of Mortgagor to make a payment of any sums of money or the inability to obtain financing.

Notwithstanding anything to the contrary in this Mortgage, Mortgagee shall have no obligation to provide Mortgagor written notice of any failure or refusal by Mortgagor to do any act, which Mortgagor is obligated hereunder to make or do, if Mortgagor is in default for substantially the same non-monetary default more than four times within any twelve (12) month period; in any such event, solely at Mortgagee’s election, and without further notice, Mortgagor shall not have any right to cure such repeated non-monetary default during said twelve (12) month period, and Mortgagee shall have all rights and remedies as provided herein.

Upon the occurrence and during the continuance of an Event of Default, then the Mortgagee shall, without necessity of further notice to or demand upon Mortgagor (except as is otherwise provided in subsection (d) below) and without releasing Mortgagor from any obligation hereunder, pursue all rights and remedies provided herein or at law or equity, and may, at Mortgagee’s option:

(a) Make or do the same in such manner and to such extent as may be deemed necessary by Mortgagee to protect the Property covered by this Mortgage and enter upon the Real Estate or any other premises where the Property is located to inspect, repair, protect and care for the Property and advance such sums of money for that purpose as by Mortgagee may be deemed necessary or advisable;

(b) Commence, appear in or defend any action or proceeding affecting or purporting to affect the Property covered by this Mortgage, or the lien or validity of this Mortgage, whether brought by or against Mortgagor or Mortgagee;

(c) Pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which adversely affects the Property covered by this Mortgage or the lien or validity of this Mortgage, the rights and interests of the Mortgagee; or

(d) Declare the unpaid principal balance of the Note to be immediately due and payable, together with all accrued interest thereon, all costs of collection (including reasonable attorneys’ fees and expenses) and all other charges due and payable by the Mortgagor under the Note or any other Loan Document. If the Event of Default has arisen from a failure by the Mortgagor to make a regular monthly payment of principal and interest, the Mortgagee shall not accelerate the unpaid principal balance due under the Note unless the Mortgagee shall have given the Mortgagor a cure period of at least three (3) business days following notice of its intent to do so, in addition to, but not in duplication of, any other applicable cure period required under the Loan Documents. Except as expressly described in this Section 9, no notice of acceleration shall be required in order for the Mortgagee to exercise its option to accelerate the Indebtedness in the event of an Event of Default.

(e) Apply to a court of competent jurisdiction for the appointment of a receiver of the Property, ex parte without notice to the Mortgagor, to the full extent permitted by applicable law, and as a matter of right, whether or not the value of the Property exceeds the Indebtedness secured hereby, whether or not waste or deterioration of the Property has occurred, without regard to the solvency or insolvency of the Mortgagor or any Guarantor (as defined in the Separate Guaranty of Retained Liability Matters, dated of even date herewith, from Griffin Capital Essential Asset REIT, Inc., (the “Guarantor”) in favor of the Mortgagee) and whether or not other arguments based on equity would justify the appointment. The Mortgagor irrevocably, with knowledge and for valuable consideration, consents to the appointment of a receiver, with or without notice, which notice is hereby expressly waived, to the full extent permitted by applicable law. In connection with any action brought by Mortgagee for appointment of a receiver as allowed herein, Mortgagor hereby consents to the jurisdiction and venue of any competent court within the Commonwealth of Pennsylvania. Any such receiver shall have all the rights and powers customarily given to receivers in the Commonwealth of Pennsylvania, including the rights and powers granted to the Mortgagee by this Mortgage, the power to maintain, lease and operate the Property on terms approved by the court, and the power to collect all rents, income and profits generated by the Property and apply them to the Indebtedness secured or otherwise as the court may direct. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation owing by Mortgagor to Mortgagee, shall bear interest from the date of such advance at the Default Rate, shall be added to the principal balance of the Note and shall become part of the Indebtedness evidenced thereby. Once appointed, subject to the court’s direction, a receiver may at the Mortgagee’s option remain in place until the Indebtedness has been paid in full, including the time covered by foreclosure proceedings and the period of redemption, if any.

10. Mortgagor hereby represents and warrants to Mortgagee that:

(a) Mortgagor has title to the Real Estate in fee simple absolute, subject only to those exceptions as shown on the mortgagee’s pro forma policy of title insurance for this loan issued to Lender prior to the closing of this Loan (the “Permitted Encumbrances”) and, as of the date hereof, Mortgagor has made all payments due and payable relating to any prior encumbrances of the Property.

(b) This Mortgage is a valid and enforceable first lien and security interest in the Property, subject only to the Permitted Encumbrances.

(c) Mortgagor, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular, all of the Property and property interests granted and conveyed pursuant to this Mortgage, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.

The representations, warranties and covenants above shall survive foreclosure of this Mortgage, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property pursuant to any such foreclosure, power of sale proceeding or deed in lieu of foreclosure.

11. Mortgagor further represents and warrants to Mortgagee as follows:

(a) There is no pending or, to the best of Mortgagor’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against Mortgagor, or any person(s) or entities comprising Mortgagor, or the Property before any court, governmental or quasi-governmental, arbitrator or other authority.

(b) Access to and egress from the Property are available and provided by public streets, and Mortgagor has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system adjacent to the Property or to restrict or change access from any such highway or road to the Property.

(c) Mortgagor is and shall remain duly organized, validly existing and in good standing under the laws of the State of Delaware.

(d) The execution, delivery and performance by Mortgagor of this Mortgage, the Note, and the other Loan Documents are within Mortgagor’s power and authority and have been duly authorized by requisite corporate action.

(e) Mortgagor is not in default of any obligation to any utility service provider and, to the best knowledge of Mortgagor, adequate utilities services exist for the current development, ownership, use, occupancy, operation and maintenance of the Property.

(f) The Property is appropriately zoned to permit the development, use and operation of the Property as it is currently operated as a matter of right and not as a non-conforming use, and the Property complies in all respects with all requirements, conditions, restrictions, zoning ordinances and regulations applicable to the Property.

(g) Mortgagor is now, or will hereafter be, the absolute owner and in possession of all the Personal Property, and that such Personal Property is free from any adverse liens, encumbrances or security interest, and this Mortgage will remain a first lien upon all of the Personal Property, subject to Permitted Encumbrances; the specific enumerations herein not limiting the general.

(h) Mortgagor and the Property is and shall remain under the “Legal Control” of Griffin Capital Essential Asset REIT, Inc. (the “Control Party”), and the Property shall be managed at all times by the Mortgagor or by a financially sound, professional property management company, experienced in managing properties similar in type and quality to the Property. As used herein “Legal Control” means the power, either directly or indirectly, to exercise the authority of the Mortgagor, both as an entity and as owner of the Property, either as the majority shareholder of the common stock of a corporation, as the sole general partner of a limited partnership, as the managing general partner of a general partnership, or as the manager or managing member of a limited liability company, provided the person or entity exercising such authority cannot be divested of such authority, except for cause.

(i) The Property shall be used for commercial rather than residential, personal, family, household or agricultural purposes and shall not become homestead property of the Mortgagor or any other person and the Indebtedness is made for business, commercial, investment or other similar purposes and not for personal, consumer, family, household, educational, agricultural or similar uses and the loan proceeds shall not be used for such non-commercial purposes.

(j) The Mortgagor shall operate and maintain the Property independently from other land and improvements not included within or located on the Real Estate. In fulfilling this covenant, the Mortgagor shall neither take any action which would make it necessary to own or control any property other than the Property in order to meet the obligations of the landlord under any lease of the Real Estate, or in order to comply with any applicable laws, regulations or ordinances, nor take any action which would cause any land or improvements other than the Real Estate and the improvements located thereon to rely upon the Real Estate or said improvements for those purposes.

(k) The Mortgagor shall perform its obligations as landlord under any leases affecting the Property and shall neither take any action, nor fail to take any action, if the action or failure would be inconsistent with the commercially reasonable management of the Property.

(l) If an Event of Default occurs under any of the Loan Documents, which continues beyond the expiration of any applicable notice and cure period, the Mortgagor shall not pay any dividend or make any partnership, trust or other distribution, and shall not make any payment or transfer any property in order to purchase, redeem or retire any interest in its beneficial interests or ownership.

(m) All fees and assessments due and payable pursuant to all declarations, covenants, conditions, restrictions and easements of record affecting the Property (the “Record Documents”) are, as of the date hereof, paid in full and all actions required of Mortgagor pursuant to any such Record Documents have been performed by Mortgagor as of the date hereof (i.e., there are no outstanding duties or obligations under any such Record Documents requiring performance by Mortgagor). Mortgagor shall pay all future fees and assessments required by such Record Documents (or cause all such future fees and assessments to be paid) prior to delinquency and shall perform all obligations of Mortgagor (or cause all obligations to be performed) as and when required pursuant to the Record Documents.

12. A. Mortgagor, by execution of this Mortgage represents, warrants and covenants that it (i) has been and shall continue to be organized solely for the limited purpose of acquiring, owning, improving, leasing, managing, operating, holding for investment and selling or otherwise disposing of the Property and doing only those things necessary in connection therewith, (ii) shall not engage in any other business, (iii) shall have no other purpose, (iv) shall not own or acquire any real property other than the real estate included in the Property or any personal (tangible or intangible) property other than personal property included in the Property or in furtherance of the purposes of Mortgagor as stated herein, and (v) shall not incur, create, or assume any indebtedness or liabilities, secured or unsecured, direct or contingent, other than (a) the loan evidenced by the Note (the “Loan”) and (b) unsecured indebtedness that represents trade payables or accrued expenses occurring in the normal course of business of owning and operating the Property that is not evidenced by a promissory note and is due and payable within sixty (60) days after the date incurred and which in no event exceeds three percent (3%) of the original principal amount of the Note.

B. Mortgagor, by execution of this Mortgage represents, warrants, and covenants that it has not taken and shall not take any of the following actions:

(i) engage in any business or activity other than acquisition, development, ownership, operation, leasing and the managing and maintenance of the Property, and entering into the Loan and activities incidental thereto;

(ii) acquire or own any material assets other than (a) the Property, and (b) such incidental personal property as may be necessary for the operation of the Property;

(iii) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Mortgagee, amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(iv) own any subsidiary or make any investment in or acquire the obligations or securities of any other person or entity without the consent of Mortgagee;

(v) commingle its assets with the assets of any of its principal(s), affiliates, or of any other person or entity or transfer any assets to any such person or entity other than distributions on account of equity interests in the Mortgagor permitted by the Loan Documents, Mortgagor’s organizational documents and properly accounted for;

(vi) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, except unsecured trade and operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Property in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due and provided in any event the outstanding principal balance of such debt shall not exceed at any one time three percent (3%) of the original principal balance of the Note;

(vii) allow any person or entity to pay its debts and liabilities (except for Guarantor) or fail to pay its debts and liabilities solely from its own assets;

(viii) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, principals and affiliates of the Mortgagor, the affiliates of a member of the Mortgagor and any other person or entity or fail to prepare and maintain its own financial statements in accordance with generally accepted accounting principles (to the extent applicable) and susceptible to audit, or if such financial statements are consolidated fail to cause such financial statements to contain footnotes disclosing that the Property is actually owned by Mortgagor;

(ix) enter into any contract or agreement with any member, principal or affiliate of Mortgagor or any guarantor of all or a portion of the obligations secured by the Loan Documents or any member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, principal or affiliate of Mortgagor (as the case may be), any Guarantor or any member, principal or affiliate thereof;

(x) fail to correct any known misunderstandings regarding the separate identity of Mortgagor;

(xi) hold itself out to be responsible or pledge its assets or credit worthiness for the debts of another person or entity or allow any person or entity to hold itself out to be responsible or pledge its assets or credit worthiness for the debts of Mortgagor (except for Guarantor);

(xii) make any loans or advances to any third party, including any, member, principal or affiliate of Mortgagor, or any member, principal or affiliate thereof;

(xiii) fail to file its own tax returns (except to the extent it is a legally disregarded entity for tax purposes) or to use separate contracts, purchase orders, stationary, invoices and checks;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (a) to mislead others as to the entity with which such other party is transacting business, or (b) to suggest that Mortgagor is responsible for the debts of any third party (including any member, principal or affiliate of Mortgagor or any member, principal or affiliate thereof), or fail to hold its property in its own name;

(xv) fail to allocate fairly and reasonably among Mortgagor and any third party (including, without limitation, any Guarantor) any overhead for common employees, shared office space or other overhead and administrative expenses;

(xvi) allow any person or entity to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations;

(xvii) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (but only to the extent there exists sufficient cash flow from the applicable Property to do so);

(xviii) share any common logo with or hold itself out as or be considered as a department or division of (a) any principal, member or affiliate of Mortgagor, (b) any affiliate or a principal, member or affiliate of Mortgagor, or (c) any other person or entity or allow any person or entity to identify Mortgagor as a department or division of that person or entity;

(xix) conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Mortgagor or the creditors of any other person or entity;

(xx) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including, without limitation, paying for office space and services performed by any employee of an affiliate;

(xxi) pledge its assets for the benefit of any other person or entity other than with respect to the Loan;

(xxii) fail to maintain a sufficient number of employees in light of its contemplated business operations;

(xxiii) fail to hold its assets in its own name;

(xxiv) if Mortgagor is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by applicable law;

(xxv) have any of its obligations (other than the Loan) guaranteed by an affiliate;

(xxvi) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage or any applicable insolvency, bankruptcy, liquidation or reorganization statue, or make an assignment for the benefit of creditors without the affirmative vote of its members and the Independent Director or Independent Manager; or

(xxvii) accept, create, or become party as borrower to any second mortgage or mezzanine loan financing (whether such second mortgage financing be secured or unsecured), unless same has been expressly consented to by Mortgagee in writing.

C. Except as otherwise expressly required by any instrument evidencing or securing the Loan, Mortgagor by execution of this Mortgage represents, warrants, and covenants that it shall at all times:

(i) conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true;

(ii) if such entity is a limited partnership, have at least one general partner and have as its only general partner, a special purpose entity complying with the terms and provisions of this Section 12C (“Special Purpose Entity”) which (a) is a corporation or single-member Delaware limited liability company, (b) has an Independent Manager, and (c) if the Mortgagor hereunder is an entity other than THE GC NET LEASE (CRANBERRY) INVESTORS, LLC, holds a direct interest as general partner in the limited partnership of not less than one-half of one percent (0.5%);

(iii) have an Independent Director or Independent Manager, and shall not cause or permit the board of directors or managers of such entity to commence any bankruptcy proceeding either with respect to itself or, if the corporation is a Principal, with respect to Mortgagor or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors or managers unless the Independent Director or Independent Manager has participated in such vote and has voted in favor of such action;

(iv) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), have at least one (1) member that is a Special Purpose Entity, that is a corporation, that has at least an Independent Director and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company;

(v) if such entity is a single-member limited liability company, (a) be a Delaware limited liability company, (b) have at least an Independent Manager serving as a manager of such company, (c) shall not commence any bankruptcy proceeding and shall not cause or permit the members or managers of such entity to commence any bankruptcy proceeding, either with respect to itself or, if the company is a

Principal, with respect to Mortgagor, in each case unless an Independent Manager then serving as a manager of the company shall have consented in writing to such action, and (d) have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two (2) natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company (the “Special Member”); and

(vi) has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Mortgagee; or (4) without the affirmative vote of an Independent Director or Independent Manager of itself or the principal that is a member or general partner in it, commence any bankruptcy proceeding.

D. As used in this Section, the terms shall have the meanings set forth herein:

(i) “Affiliate” means a person or entity that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control of or with, the person or entity specified;

(ii) “control” means (a) whether directly or indirectly, ownership or control of the power to vote ten percent (10%) or more of the outstanding equity interests of any such entity, (b) the control in any manner of the election of more than one director or trustee (or persons exercising similar functions) of such entity, or (c) the possession of the power to direct or cause the direction of the management and/or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise;

(iii) “Independent Director” or “Independent Manager” shall mean a natural person who (a) is not at the time of initial appointment, or at any time while serving in such capacity, and is not, and has never been, and will not while serving as Independent Director or Independent Manager be: (1) a stockholder, director (with the exception of serving as the Independent Director or Independent Manager of Mortgagor), officer, employee, partner, member (other than a “special member” or “springing member”), manager, attorney or counsel of Mortgagor, equity owners of Mortgagor or Guarantor or any Affiliate of Mortgagor or Guarantor; (2) a customer, supplier or other person who derives any of its purchases or revenues (other than Independent Director or Independent Manager fees from affiliates of Mortgagor or Guarantor) from its activities with Mortgagor or Guarantor, equity owners of Mortgagor or Guarantor or any Affiliate of Mortgagor or Guarantor; (3) a person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other person; or (4) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other person and (b) has (1) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more nationally-recognized companies that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is at all times during his or her service as an Independent Director or Independent Manager of Mortgagor an employee of such a company or companies. A natural person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with Mortgagor (provided such affiliate does not or did not own a direct or indirect equity interest in an Mortgagor) shall not be disqualified from serving as an Independent Director, provided that such natural person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of affiliates of Mortgagor or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural person who satisfies the foregoing definition other than subparagraph (a)(2) shall not be disqualified from serving as an Independent Director or Independent Manager of Mortgagor if such individual is a Professional Independent Director and such individual complies with the requirements of the previous sentence; and

(iv) “Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Bryan Cave LLP in connection with the Loan.

E. Mortgagor by execution of this Mortgage acknowledges and agrees with Mortgagee that Mortgagee would be irreparably damaged if any of the covenants of this Section 12 are breached or not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which Mortgagee may be entitled, at law or in equity, Mortgagee shall be entitled to injunctive relief to prevent or remedy breaches of the provisions of this Section 12 and specifically to enforce the terms and provisions of this Section 12 in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

13. A. Upon the occurrence and during the continuation of an Event of Default, the Mortgagee hereunder or the legal holder of the Indebtedness secured hereby may, without limitation and in addition to its other remedies, declare a violation of any of the conditions, covenants or agreements herein contained and elect to immediately commence an action to foreclose this Mortgage by advertisement or judicial proceedings pursuant to applicable law or to specifically enforce its provisions or any of the indebtedness secured hereby, pursuant to the statutes in such case made and provided, and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee. Without limitation of the foregoing, Mortgagee shall be entitled to sell, release, and convey the Property at public sale and to execute and deliver to the purchasers at such sale good and sufficient deeds of conveyance, rendering any surplus funds, after payment of the indebtedness secured hereby in full and the expense of such sale, including attorneys’ fees as provided by law, to Mortgagee all in accordance with laws of the Commonwealth of Pennsylvania, as the same may be amended from time to time, and any similar statutory provisions which may hereafter be enacted in addition thereto or in substitution therefor.

B. In the event foreclosure by advertisement or judicial proceedings are initiated or filed by Mortgagee, all expenses incident to such proceedings, including, but not limited to, attorneys’ fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate, any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), attorneys’ fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a foreclosure by advertisement or a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof. Mortgagee may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property.

C. Upon the occurrence and during the continuation of an Event of Default, Mortgagee may also proceed by suit or suits, at law or in equity, instituted by Mortgagee, to enforce the payment of the Indebtedness secured hereby or the other obligations of Mortgagor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property. This remedy shall be cumulative of any other non-judicial remedies available to the Mortgagee with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Mortgagee.

D. Upon the occurrence and during the continuation of an Event of Default, Mortgagee may also exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

E. Mortgagee shall, out of the proceeds or avails of such sale, pay in the following order unless otherwise required by applicable law: (1) the costs, expenses and fees of taking possession of the Property and upholding, operating, maintaining, using, leasing, repairing and selling the same prior to title passing from Mortgagor and of otherwise enforcing Mortgagee’s rights and remedies hereunder and under the Loan Documents, including, but not limited to Mortgagee’s fees, legal fees and disbursements, title charges and transfer taxes, all real estate taxes accruing up to the date of delivery of the deed, and payment of all expenses, liabilities and advances of Mortgagee; (2) all sums expended by Mortgagee under the terms of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate; (3) the unpaid principal due under said Note; (4) all past due and accrued interest on the Indebtedness evidenced by the Note, including interest at the Default Rate (as such term is defined in the Note); (5) the remainder of such proceeds of sale, if any, shall be paid to said Mortgagor or those entitled to receive said remainder. Said sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity against said Mortgagor, his, her or their heirs or assigns, and all other persons claiming said Real Estate, or any part thereof, by, from, through or under Mortgagor or any of them. The holder or holders of said Note may purchase said Real Estate or any part thereof; and it shall not be obligatory upon the purchaser or purchasers at any such sale to see to the application of the purchase money. Notwithstanding anything to the contrary contained herein, this Mortgage may be foreclosed as to any of the Property in any manner permitted by Pennsylvania law. Nothing herein pertaining to foreclosure proceedings or specifying particular actions to be taken by Mortgagee shall be deemed to contradict or add to the requirements and procedures of Pennsylvania law, and any such conflict or inconsistency shall be resolved in favor of Pennsylvania law applicable at the time of foreclosure.

F. In addition, Mortgagee may pursue every legal and equitable remedy available at law and including, without limiting the generality of the foregoing, the remedies of a Mortgagee under the Uniform Commercial Code of the State(s) in which Personal Property or the Mortgagor is located, as applicable (as such Code now or hereafter exists and regardless of whether the Code has been enacted in the jurisdiction where rights or remedies are asserted), the right to take possession of the Property and enter the premises on which the Personal Property or any part thereof may be situated and remove the same therefrom, the right to resell the Personal Property at any place Mortgagee elects in accordance with applicable law, the right to require Mortgagor to make the Personal Property available to Mortgagee at a place designated by Mortgagee and reasonably convenient to both parties, and without removal, the right to render the Personal Property unusable and to dispose of the Personal Property on the Real Estate; provided Mortgagee shall send Mortgagor at least five (5) days’ (or such longer period as may be required by applicable law) prior written notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or any other intended disposition is to be made, by United States mail, postage prepaid, to the address set forth above, and Mortgagee may bid and purchase Personal Property at public or private sale.

G. The disposition of any Personal Property may be conducted by an employee or agent of Mortgagee and Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to the sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name of and on behalf of Mortgagee. Any person, including Mortgagee, shall be eligible to purchase any part or all of the Personal Property at such disposition. Any sale made pursuant to the provisions of this Section shall be deemed to have been conducted in a commercially reasonable manner if held contemporaneously with the sale under power of sale as provided hereunder upon giving the notice with respect to the sale of Personal Property as is required hereunder. It shall not be necessary that the Mortgagee take possession of the Personal Property prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Personal Property be present at the location of such sale.

H. If there is a foreclosure sale hereunder and upon expiration of the redemption period, if Mortgagor or Mortgagor’s representatives, successors or assigns, or any other person claiming any interest in the Property by, through or under Mortgagor are occupying or using the Property, or any part thereof, each and all shall, at the option of Mortgagee or any purchaser at such sale, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy at sufferance at a reasonable rental per day based upon the value of the Property occupied or used.

14. If while the Note and this Mortgage are owned by a non-resident of the state in which said Property is situated any law is passed by said state imposing upon such non-resident holder any tax upon the Note or Mortgage or any liability to pay any part of the tax against the Property, or changing any of the laws for the taxation of mortgagees or debts secured hereby, and Mortgagor does not pay said tax upon written demand therefor by Mortgagee, Mortgagee may declare the Allocated Loan Amount for the Property portion of the Indebtedness due and payable and, in the event Mortgagor does not pay such Allocated Loan Amount in full (which shall be without the requirement of any prepayment penalty or premium) within ninety (90) days of such written notice, Mortgagee may exercise its rights and remedies hereunder and pursuant to the Loan Documents, including but not limited to, foreclosure of this Mortgage.

15. Mortgagor hereby fully and absolutely waives and releases all rights and claims Mortgagor may have in or to the Property as a homestead exemption, under and by virtue of any act of law of the Commonwealth of Pennsylvania now existing or which may hereafter be passed in relation thereto.

16. All judgments, decrees and awards for injury or damage to said Property and all awards pursuant to proceedings for condemnation thereof, as rent or otherwise and whether for a temporary taking or otherwise, to which Mortgagor is entitled are hereby assigned in their entirety to Mortgagee who, if an Event of Default has occurred and is continuing beyond any applicable cure period, may apply the same to the Indebtedness secured hereby in such manner as Mortgagee may elect, and Mortgagee is hereby authorized in the name of Mortgagor to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. Settlement shall be made pursuant to any decree or proceedings for condemnation only with the consent of Mortgagee.

17. In the event any party liable for the payment of the indebtedness secured hereby, or any part thereof, files a voluntary petition in bankruptcy, makes an assignment for the benefit of any creditor, or is declared bankrupt or insolvent; or in the event any other person shall file an involuntary petition in bankruptcy against Mortgagor; or if a creditor’s or debtor’s petition affecting said Property, filed pursuant to the provisions of the Bankruptcy Act, as amended, is approved; or if said Property, or any part thereof, is placed under the control or in the custody of any court; then, in either or any of said events, Mortgagee may, at its option, have the same rights and remedies as if default were made in the payment of the Note secured hereby or any installment of principal or interest thereon and continued beyond any applicable notice and cure period, if any, and may have the further right, at its option, to appear in and defend and protect its right and interest under any such action or proceeding and Mortgagor agrees to pay upon demand all costs and expenses, including reasonable attorneys’ fees, which may be advanced or incurred by Mortgagee, and all such amounts so advanced or incurred by Mortgagee shall be a lien on the said Property and secured by this Mortgage.

18. Acceptance by Mortgagee of any sum in payment of any Indebtedness secured hereby, after the date when the same is due, or the exercise of any right given hereunder shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums so secured or to declare default as herein provided for failure so to pay such sums or to perform any of the terms, conditions, agreements or covenants hereunder.

19. Mortgagor shall pay any prepayment charge payable pursuant to the terms of the Note if all or any part of the Indebtedness secured hereby is for any reason paid prior to the stated maturity, even if an Event of Default has occurred and Mortgagee has thereafter declared the Indebtedness secured hereby immediately due and payable and whether or not such payment is made prior to or at any foreclosure sale. To the extent permitted by applicable law, such prepayment charge shall be included in the Indebtedness secured hereby and Mortgagor hereby authorizes Mortgagee to include such prepayment charge in any bid which Mortgagee submits in connection with the foreclosure sale or any other sale in exercise of Mortgagee’s remedies under this Mortgage or the other Loan Documents.

20. It is agreed that (a) if any modifications, extensions or renewals be made of the time or manner of payment of all or any part of the Indebtedness secured by this Mortgage, (b) if any person liable for the payment of any of the Indebtedness secured hereby be released, (c) if consent be given to the making of any map or plat of the Real Estate, (d) if Mortgagee joins in any easement or restrictions being granted or created thereon, (e) if any subordination or other agreement affecting this Mortgage be joined in by Mortgagee, (f) or if any part of the Property be released from the lien hereof or the security interest granted hereunder be terminated and released, such actions are not intended to alter or affect the lien or security interest created by this Mortgage whether in favor of any junior encumbrancer, or purchaser, or any person acquiring an interest in said Property or any part thereof or otherwise; it being the intention of the parties hereto to preserve this lien on the said Property and all improvements that may be placed thereon hereafter, prior to any liens that may be placed thereon or fixed, given or imposed by law thereon, after the execution of this Mortgage and prior to the rights of any subsequent lienor, mortgagee, beneficiary or purchaser of all or any part of the said Property, notwithstanding any such modifications, extensions, renewals, actions, events or releases.

21. Upon the voluntary or involuntary sale, exchange, conveyance, encumbrance, transfer, alienation or other disposition not in accordance with the terms of this Mortgage of (i) the Property, or any part thereof, or any interest therein, or (ii) all or part of the legal or beneficial ownership interest (whether direct or indirect) in Mortgagor, or if the title to the Property or any part thereof shall become vested in any party other than Mortgagor in any manner whatsoever not in accordance with the terms of this Mortgage, the Note and obligations secured by this Mortgage, irrespective of the maturity dates expressed therein, at the option of the holder thereof, and without demand or notice, shall immediately become due and payable, and the Mortgagee shall be entitled to any remedies available to them under the Note, this Mortgage, or any other document executed in connection with the Note or this Mortgage, at law or in equity.

22. If a release deed or termination statement be required upon the payment in full of the Indebtedness, it is agreed that the Mortgagor will pay the expense thereof.

23. Any breach or default by Mortgagor under the provisions of any Assignment of Leases or Rents given as additional security for the payment of the Indebtedness secured hereby, or any failure of Mortgagor to fully protect, insure, preserve and cause continued performance and fulfillment of the terms, covenants or provisions in said lease(s) required to be performed or fulfilled by Mortgagor thereunder, shall, following any applicable notice or cure periods, constitute an Event of Default hereunder.

24. Mortgagor will furnish to Mortgagee, its successors and assigns or authorized servicer, on or before March 31 of each year hereafter, for the term of the loan secured hereby, the following information: (i) income and expense statements with respect to the Real Estate; (ii) rent roll with respect to the Real Estate, showing area leased, monthly rent, expense contribution and lease expiration dates; and (iii) current financial statements on Mortgagor, its successor or assigns and any Guarantors of Mortgagor’s obligations to Mortgagee. Such information shall be certified to, and based upon records compiled in conformity with recognized accounting practices.

Mortgagee may, solely at its option, require Mortgagor to furnish to Mortgagee certified income and expense statements for the Real Estate on a quarterly basis together with the annual summary required above.

25. All notices to be provided in this Mortgage shall be in writing. All notices to be given under this Mortgage (including, without limitation, notices of sale or default) may be given by any of the following means: (i) personal service, (ii) overnight delivery by a reliable courier service, or (iii) registered U.S. Mail, postage thereon prepaid. Written notice shall be deemed effective as follows: (i) if by personal service or overnight delivery, upon delivery or first attempted delivery, and (ii) if by registered U.S. Mail, two days after deposit in the U.S. Mail. Notices to Mortgagor or Mortgagee shall be addressed to the mailing address for the applicable party shown in the caption hereof, with notices applicable to (i) the Mortgagee to also be sent to: Christopher T. Nixon, Esq., Winstead PC, 500 Winstead Building, 2728 N. Harwood Street, Dallas, Texas 75201, and Midland National Life Insurance Company, c/o Guggenheim Commercial Real Estate Finance LLC, 3455 Peachtree Road NE, Suite 500, Atlanta, Georgia 30326, Attn: Eugene Ansley, Jr.; and (ii) the Mortgagor to also be sent to Lyon & Caron LLP, 790 Estate Drive, Suite 180, Deerfield, Illinois 60015, Attn: Jeff Lyon. Each of the parties may hereafter designate a different address for notices hereunder by providing notice of such designation to the other parties pursuant to the procedures set forth above. Mortgagor agrees that any notice given by Mortgagor or other party to Mortgagee purportedly pursuant to 42 Pa. C.S.A. Section 8143 shall be in writing and given by registered or certified mail, return receipt requested, to the address of Mortgagee specified herein, and only to that address, and that such notice shall be deemed to have been received no earlier than the date actually and physically received at such address.

26. Mortgagor represents that it, and, to the best of Mortgagor’s knowledge, the holders (herein jointly called “Persons Responsible”) of easements, leases, licenses, occupancy agreements and any other rights relating to the use of all or any portion of the Property herein described, are currently in compliance with, and covenants and agrees that it will manage and operate the Property and will use its best efforts to require each Person Responsible to occupy and use its demised portion of the Property in compliance with, all federal, state and local laws, rules, regulations and ordinances regulating, without limitation, air pollution, soil and water pollution, and the use, generation, storage, treatment and removal, handling or disposal of hazardous or toxic substances (including, but not limited to mold) or other materials including, without limitation, raw materials, products, building components, supplies or wastes (“Environmental Laws”). Mortgagor further covenants and agrees that it shall not install or permit to be installed in the Property asbestos or any substance containing asbestos and deemed hazardous by or in violation of such federal, state or local laws, rules, regulations or orders respecting such material. Mortgagor shall send to Mortgagee, within five (5) days of receipt thereof, any report, citation, notice or other writing including, without limitation, hazardous waste disposal manifests, by, to or from any governmental or quasi-governmental authority empowered to regulate or oversee any of the activities discussed in this paragraph, whether demonstrating compliance with applicable law, noticing noncompliance, requesting or requiring notice or action, commencing investigation or requesting Mortgagor to show cause why action is not required. Mortgagor represents and warrants to Mortgagee that to the best of Mortgagor’s knowledge, that except as may have been previously disclosed to

Mortgagee in the environmental report delivered by Mortgagor to Mortgagee in connection with this Mortgage prior to the date of this Mortgage, except as set forth on Exhibit B attached to that certain Environmental Indemnity Agreement, dated as of even date hereof, by Mortgagor and Griffin Capital Essential REIT, Inc. in favor of Mortgagee (the “Environmental Indemnity”), no hazardous or toxic substances exist on or in the Property whether contained in tanks or other containers, in structures or equipment, or incorporated in buildings. In the event that, through whatever means, Mortgagor or a third party discovers hazardous or toxic substances on the Property Mortgagor shall remedy, rectify, rehabilitate, correct and remove from the Property and dispose of any such hazardous or toxic substances or other materials in a manner consistent with and in compliance with applicable laws, rules, regulations and ordinances. Mortgagor shall take any and all action necessary, including but not limited to, bringing legal suit against, those Persons Responsible for the presence of the substance on site, or otherwise obligated by law to bear the cost of such remedy. Mortgagee shall be subrogated to Mortgagor’s rights against any and all Persons Responsible; provided, however, Mortgagee shall in no event be obligated to remedy, rectify, rehabilitate, correct or remove and dispose of any such substances nor shall Mortgagee be obligated to take any action against Persons Responsible for the foregoing activities. Mortgagor agrees to indemnify, defend with counsel acceptable to Mortgagee (at Mortgagor’s sole cost), and hold Mortgagee harmless against any claim, response or other costs, damages, liability, loss or demand (including without limitation reasonable attorney fees and costs incurred by Mortgagor or Mortgagee) arising out of any claimed violation by Mortgagor or any Person Responsible for any of the foregoing laws, regulations or ordinances or breach of any of the foregoing representations, covenants or agreements. In the event Mortgagee has formed a reasonable belief based on inspections of the Property or other facts known to it that hazardous or toxic substances or other materials are located on the Property in violation of applicable laws, rules, regulations and ordinances, then Mortgagor further agrees to provide to Mortgagee (at Mortgagor’s sole cost) and upon Mortgagee’s reasonable request, an environmental site assessment, and if Mortgagor fails to provide such environmental site assessment, Mortgagee may, at its option, have such environmental site assessment performed and Mortgagor hereby grants to Mortgagee a non-exclusive and irrevocable license to enter onto the Property for purposes of environmental matters and to perform any obligation of Mortgagor which Mortgagor has failed to perform after reasonable request. If Mortgagee expends any funds in conjunction with such environmental site assessment Mortgagor shall reimburse for such funds within fifteen (15) days from the date Mortgagee makes demand on Mortgagor for reimbursement. Mortgagor specifically agrees that, notwithstanding any provision to the contrary in this Mortgage this indemnification shall survive the reconveyance or release of this Mortgage, whether pursuant to payment in full of the Note or judicial or non-judicial foreclosure by Mortgagee under this Mortgage and that, if requested by Mortgagee, Mortgagor at any time shall execute a separate writing setting forth such indemnification. Notwithstanding the foregoing Section 26, in the event of a conflict between this Mortgage and the Environmental Indemnity, the Environmental Indemnity shall control.

27. Mortgagor does hereby assign, transfer, and set over unto Mortgagee all leases, rents, revenues, and income on and from the Property covered by this Mortgage. This Assignment is intended by Mortgagor to create, and shall be construed to create, a present and absolute assignment to Mortgagee subject only to the terms and provisions hereof, and not as an assignment as security for the performance of the obligations evidenced by the Note or any instrument given as security for said Note, or any other Indebtedness of Mortgagor. Mortgagor shall have a revocable (revocable upon the occurrence of an Event of Default) license to collect and receive the rents (but not more than one month prior to accrual), income and profits arising under said leases or from the Property and to retain, use and enjoy said rents, income and profits. Such license may be revoked by Mortgagee, without further notice to Mortgagor, upon the occurrence and during the continuance of an Event of Default by the Mortgagor in payment of the principal sum, interest and Indebtedness secured hereby and by said Note or in the performance of any obligation, covenants or agreement herein or in said Note or other documents executed in connection therewith or in said leases contained on the part of the Mortgagor to be performed, which has continued beyond any applicable notice and cure period. Unless and until the license is so revoked, Mortgagor shall hold all rents, income and profits for the benefit of Mortgagee and agrees to apply said rents, income and profits to the payment of principal and interest due under the Note and of taxes, assessments, water rates, sewer rents, lien claims, and to operation and maintenance charges relating to the Property which are due and payable at the time of collection of the rents, income and profits before using the rents, income or profits for any other purpose. Upon an Event of Default in the payment of any installment of principal or interest of the Note secured hereby or upon default in the performance of any of the conditions, covenants, or agreements herein contained or under any other document executed in connection with the Note or this Mortgage, which continues beyond any applicable notice and cure period, Mortgagee, through its employees or agents shall be entitled to immediate possession of said Property and shall have the right to control, manage, and operate the same and collect the rents and revenue therefrom and, after the deduction of the expenses incidental thereto, including reasonable attorney’s fee, shall apply the rents and revenue derived from the Property to the payment of any Indebtedness then due and secured hereby or incurred hereunder, in such manner as Mortgagee may elect, and after all causes of default shall have been remedied and after making such provisions for the next maturing obligations as Mortgagee shall deem advisable, said Property and any surplus remaining in the hands of Mortgagee shall be turned over to Mortgagor or to the party entitled thereto. This assignment of leases, rents, revenues, and income shall be irrevocable and in addition to other remedies herein provided for upon an Event of Default, but Mortgagee shall be under no liability for failure to take possession of the Property or by reason of its failure or inability to collect any rents, revenues, or income herein assigned. This assignment shall apply to all rents, revenues, and income hereinafter accruing from present leases and tenants, and from all leases and rentals hereinafter made by the present or any future owners of the Property. The power of entry and the powers incident thereto as in this paragraph provided for may be exercised as often as occasion therefor shall arise, and their exercise shall not suspend or modify any other right or remedy hereunder. Mortgagor further agrees that upon the occurrence and during the continuance of an Event of Default under this Mortgage or the Note secured hereby, or in any other Loan Document, which continues beyond any applicable notice and cure period, that Mortgagee may cause this assignment to be enforced, without regard to the adequacy of the security or the solvency of the Mortgagor, by any one or more of the following methods or by any method listed above: (i) the appointment of a receiver, upon ex-parte application, if appropriate; (ii) collecting such monies directly from the parties obligated for payment; and/or (3) injunction. Mortgagee’s non-enforcement of this assignment shall not be deemed a waiver of default.

28. Time is of the essence as to each and every obligation and/or payment hereunder.

29. MORTGAGOR HEREBY WAIVES TO THE FULLEST EXTENT ALLOWED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION OR MORTGAGE LOAN COMMITMENT FOR THE LOAN EVIDENCED BY THE NOTE, THIS MORTGAGE, OR ANY OTHER LOAN DOCUMENT, OR ANY ACTS OR OMISSIONS, THE MORTGAGEE, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

30. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS MORTGAGE, THIS MORTGAGE SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.

31. If Mortgagor is comprised of more than one person or entity, then all such persons or entities shall be jointly and severally liable for all obligations arising under the Note, this Mortgage and any other documents executed in connection with the Note.

32. Except as to the Retained Liability Matters (as defined in the Note), liability of the Mortgagor (including any and all general or limited partners, members or joint venturers of such Mortgagor) otherwise under this Mortgage shall be limited to the Property given as security hereunder, and the Mortgagor (including any and all general or limited partners, members or joint venturers of such Mortgagor) shall not be personally liable, whether by way of election of remedy, deficiency judgment, or otherwise for any monies due hereunder, whether principal, interest, attorney’s fees, or other. Nothing in this paragraph, however, shall be deemed or construed to affect the validity of this Mortgage or any other Loan Document. Further provided, however, the Mortgagor shall be personally liable, jointly and severally, to the Mortgagee for any and all costs, losses, damages and attorney’s fees incurred or suffered by the Mortgagee as respects any of the Retained Liability Matters. Notwithstanding anything herein to the contrary, in the event of any fraud or intentional misrepresentation by the Mortgagor or in the event of a voluntary transfer or encumbrance of the Property in violation of the due-on-sale clause in this Mortgage, or upon the Mortgagor commencing a voluntary bankruptcy or insolvency proceeding, the Note and the Indebtedness evidenced thereby shall become full recourse to the Mortgagor with no limitations thereafter on the liability of such Mortgagor. Mortgagor’s liability for the Retained Liability Matters shall survive the foreclosure of this Mortgage, or the acquisition of the Property by Mortgagee by a deed in lieu of foreclosure, or any other transfer or sale of the Property.

33. Mortgagor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974,

as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”; each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Mortgagor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”. Further, Mortgagor will not enter into any lease or occupancy agreement affecting any portion of the Property unless the tenant thereunder represents that it is not a plan or any entity where assets constitute such “plan assets.”

34. Mortgagee’s forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default or any remedy, and no waiver by Mortgagee of any default, right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy thereafter existing. Mortgagee shall have the right at all times to enforce the provisions of the Note, Mortgage or any other Loan Document in strict accordance with the terms thereof. No failure by Mortgagee to pursue or exercise any of its rights or remedies, or insist upon strict compliance with any term or provision of the Note, Mortgage or any other Loan Document, and no custom or practice at variance with the terms of the Note, Mortgage or any other Loan Document, shall constitute a waiver by Mortgagee of the right to demand strict compliance with the terms and provisions of the Note, Mortgage or any other Loan Document. Any consent or approval given by Mortgagee hereunder shall not be deemed to waive or render unnecessary the consent or approval to, or of, any subsequent similar act. Whenever Mortgagee’s consent is required herein, such consent shall be given in Mortgagee’s sole and absolute discretion, unless otherwise specifically stated.

35. Notwithstanding the provisions of Section 21 above:

If no uncured Event of Default has occurred under the Loan Documents and no state of facts exists which, with the passage of time, would result in an Event of Default, Mortgagee shall permit, in a transaction approved by Mortgagee, one (1) transfer or sale of the Property without an increase in the rate of interest payable under the Note or any other changes in the Loan Documents, provided that Mortgagor satisfies all conditions set forth in the Loan Documents, including the following: (i) Mortgagee shall receive a written request for its approval at least sixty (60) days before the proposed transfer, which request shall specify the identity of the proposed transferee and the purchase price and other terms of the transaction, shall include a copy of the proposed contract of sale, and shall be accompanied by the financial statements, tax returns, and organizational documents of the proposed transferee and its principals and any other documents or information required by Mortgagee; (ii) the transferee shall expressly, unconditionally and fully assume, without modification, the Note, and any instruments executed by Mortgagor in favor of Mortgagee in connection with the Note, and all obligations and liabilities thereunder and hereunder, which assumption shall be in form and content satisfactory to Mortgagee; (iii) the transferee, ownership structure, reputation, financial strength, credit history and demonstrated property management expertise or property manager of the proposed transferee and its principals is satisfactory to the Mortgagee in its reasonable discretion; (iv) a replacement guarantor that satisfies the Guarantor Net Worth Requirement, as defined in Section 6 of the Separate Guaranty of Retained Liability Matters, dated of even date herewith, from the Guarantor in favor of the Mortgagee, and is otherwise acceptable to Mortgagee, shall execute an assumption agreement, in form and substance satisfactory to Mortgagee, whereby the replacement guarantor shall, from and after the date of the assumption and transfer, expressly, unconditionally and fully assume the obligations and liabilities of the Guarantor or Indemnitor (as defined in the Environmental Indemnity) pursuant to the Environmental Indemnity and Separate Guaranty of Retained Liability Matters and to any other documents executed in connection with the Note; (v) the Mortgagor, Guarantor and Indemnitor shall retain liability under the Note and Loan Documents for matters arising before or in connection with the transfer; (vi) Mortgagor or the transferee pays to Mortgagee at or before the time of transfer a fee equal to one-half of one percent (0.5%) of the unpaid principal balance of the Note outstanding at the time of the transfer, together with all of Mortgagee’s cost and expenses incurred in connection with the proposed transfer, including attorneys’ fees; (vii) under the terms of the assumption agreement and additional documentation, liability for Retained Liability Matters arising both before and after the date of the transfer and assumption shall be retained or assumed by parties satisfactory to the Mortgagee; (viii) Mortgagee is provided with a true copy of the as-recorded deed or other instrument by which such transfer is made; (ix) Mortgagee is furnished a letter from the Mortgagor authorizing transfer to the transferee of any tax or insurance escrow funds then on deposit with Mortgagee in connection with this loan; (x) Mortgagee is to be furnished with satisfactory evidence of appropriate fire and extended coverage insurance on the Property showing the transferee as the named insured; (xi) Mortgagor agrees to provide an endorsement to the mortgagee’s title insurance policy, insuring the continued validity and priority of the Mortgage following the assumption; and (xii) Mortgagor simultaneously transfers to the same transferee each of the properties securing the Loan after obtaining Mortgagee’s approval of such transfer pursuant to the terms of the Loan Documents.

36. Intentionally Deleted.

37.(a) Mortgagor is, and shall remain at all times, in material compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Sections 1956, 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

(b) Mortgagor represents and warrants that: (a) Mortgagor is not a Barred Person (hereinafter defined); (b) Mortgagor is not owned or controlled, directly or indirectly, by any Barred Person; and (c) Mortgagor is not acting, directly or indirectly, for or on behalf of any Barred Person.

(c) Mortgagor represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

(d) Under any provision of this Mortgage or any of the other loan documents where the Mortgagee shall have the right to approve or consent to any particular action, including without limitation any (a) sale, transfer, assignment of the Property or of any direct or indirect ownership interest in Mortgagor, (b) leasing of the Property, or any portion thereof, or (c) incurring of additional financing secured by Property, or any portion thereof or by any direct or indirect ownership interest in the Mortgagor, Mortgagor shall have the right to withhold such approval or consent, in its sole discretion, if the granting of such approval or consent could be construed as a violation of any of the Financial Control Laws.

(e) Mortgagor covenants and agrees that it will upon request provide Mortgagee with (or cooperate with Mortgagee in obtaining) information required by Mortgagee for purposes of complying with any Financial Control Laws.

As used in this Mortgage, the term “Barred Person” shall mean (a) any person, group or entity named as a “Specially Designated National and Blocked Person” or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (b) any person, group or entity named in the lists maintained by the United Stated Department of Commerce (Denied Persons and Entities), (c) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC and (d) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

38. Mortgagor shall be solely responsible for any reasonable legal and/or processing fees and costs incurred or charged by Mortgagee in the event of any loan servicing related matter arising during the term of the loan (other than any fees and costs in connection with any participation of the loan). Mortgagor agrees to promptly reimburse Mortgagee for any such legal and/or processing fees and costs.

39.(a) Mortgagor, within ten (10) business days after request by Mortgagee, shall furnish Mortgagee from time to time with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) to the best of Mortgagor’s knowledge, the unpaid principal amount of the Note, (iii) the rate of interest in the Note, (iv) the date through which all installments of interest, commitment fees and/or principal have been paid, (v) any offsets or defenses to the payment of the amount outstanding under the Note, if any, (vi) that the Note and this Mortgage have not been modified or if modified, giving particulars of such modification and (vii) such other information as shall be reasonably requested by Mortgagee.

(b) Mortgagor, after request by Mortgagee, will use commercially reasonable efforts to obtain and furnish (within the time periods, if any, provided in the applicable leases or if no time period is so specified, within ten (10) business days after request) Mortgagee with estoppel certificates from any tenants under then existing leases, which certificates shall be in form and substance as required by such leases, or if not required, then in form and substance reasonably satisfactory to Mortgagee.

40. The Indebtedness secured by this Mortgage is intended to include certain advances made by the Mortgagee in the future. Such advances include any additional disbursements to the Mortgagor and any obligations under agreements which specifically provide that such obligations are secured by this Mortgage. In addition, the

Indebtedness secured hereby shall include any amounts advanced to pay taxes, liens or other impositions of any kind or nature, to cure an Event of Default under the Loan Documents, or to pay the costs of collection and receivership. Accordingly, all such advances and obligations shall be equally secured with, and shall have the same priority as, the Indebtedness evidenced by the Note, and shall be subject to all of the terms and provisions of this Mortgage.

41. The Mortgagor shall indemnify, defend and hold the Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finder’s or similar fees which may be made relating to the Property or the Indebtedness secured hereby and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits costs and expenses (including the Mortgagee’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by the Mortgagee in connection with the Indebtedness, this Mortgage, the Property or any part thereof, or the operation, maintenance and/or use thereof, or the exercise by the Mortgagee of any rights or remedies granted to it under this Mortgage or pursuant to applicable law; provided, however, that nothing herein shall be construed to obligate the Mortgagor to indemnify, defend and hold harmless the Mortgagee from and against any of the foregoing which is imposed on or incurred by the Mortgagee by reason of the Mortgagee’s willful misconduct, gross negligence or breach of the Loan Documents. Mortgagor shall promptly pay or reimburse the Mortgagee for all costs and expenses, including appraisal and reappraisal costs of the Property and reasonable attorneys’ fees, which the Mortgagee may incur in connection with enforcing the Note, this Mortgage, or any of the other Loan Documents (including all fees and costs incurred in enforcing or protecting the Note, this Mortgage, or any of the other Loan Documents in any bankruptcy proceeding), and reasonable attorneys’ fees incurred by the Mortgagee in any suit, action, legal proceeding or dispute of any kind in which the Mortgagee is made a party or appears as party plaintiff or defendant, affecting the Indebtedness secured hereby, the Note, this Mortgage, any of the other Loan Documents, or the Property, or required to protect or sustain this Mortgage.

42. This Mortgage is made upon the conditions that if (a) all of the Indebtedness secured hereby and obligations of Mortgagor hereunder, including all future advances and other future Indebtednesses, obligations and liabilities included therein, are paid and performed in full, (b) the Mortgagor reimburses the Mortgagee for any amounts the Mortgagee shall have paid in respect of liens, impositions, prior mortgages, insurance premiums, repairing or maintaining the Property, performing the Mortgagor’s obligations with respect to environmental matters, and for any other advancements hereunder, and interest thereon, (c) the Mortgagor fulfills all of the Mortgagor’s other obligations contained in the Loan Documents, (d) the Mortgagee has no obligation to extend any further credit to or for the account of the Mortgagor, and (e) no contingent liability of the Mortgagor secured by this Mortgage then exists, this conveyance shall have no further force or effect upon the filing by the Mortgagee of the written instrument of termination or release.

43. There shall be no merger of this Mortgage or any other instrument securing the Note with the fee estate of the Property by reason of the fact that the same party holds or acquires, directly or indirectly, the Note secured hereby, this Mortgage or any other instrument securing the Note and is simultaneously the owner of the fee estate of the Real Estate or thereafter acquires the fee estate of the Real Estate, or by reason of the fact that the same party may hold or acquire, directly or indirectly, the fee estate of the Property and at the same time be the owner and holder of the Note, this Mortgage or any other Loan Document or thereafter acquire the Note, this Mortgage or any other Loan Document. Without limiting the foregoing provisions, there shall be no merger of any lease of leasehold estate with the fee estate in the Property unless and until all persons then having an interest in such fee estate and all persons, including Mortgagee, then having an interest in any lease or leasehold estate or any improvements located on the Property, shall join in a written instrument effecting such merger and shall duly record the same.

44. The covenants, conditions and agreements herein contained shall bind, and the benefits and advantages hereof shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. Wherever used herein, the singular number shall include the plural and conversely, and the use of any gender shall be applicable to all genders. Wherever the term “Mortgagee” is used herein it shall include the legal holder or holders of said Note or the Indebtedness secured hereby. In the event that any one or more of the provisions of this Mortgage shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Mortgage shall operate, or would prospectively operate, to invalidate this Mortgage, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Mortgage, and the remaining provisions of this Mortgage shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

45. The terms and provisions of this Section 45 shall control over the terms and provisions of any other sections contained in this Mortgage to the extent of any conflict.

(a) Mortgagor hereby waives and releases all procedural errors, defects and imperfections in any proceeding instituted by Mortgagee under the Note or this Mortgage.

(b) Mortgagee receives any notice pursuant to 42 Pa. C.S.A. § 8143(b) or 42 Pa. C.S.A. § 8143(c) with respect to this Mortgage or any mortgage held by Mortgagee, which mortgage secures the secured indebtedness or any other indebtedness of Mortgagor to Mortgagee.

(c) Mortgagor hereby authorizes Mortgagee, without liability and at Mortgagee’s sole discretion, to give notice in form and substance satisfactory to Mortgagee of the lien and security interest created by this Mortgage to a holder of a previously recorded mortgage which is a lien on the Property in order, among other things, to subordinate future advances by such mortgage holder.

(d) From and after the maturity date of the Note (whether occurring by lapse of time, by acceleration or otherwise), and including all periods of time following a judgment, foreclosure, bankruptcy, insolvency proceeding of any kind, sheriff’s sale, trustee’s sale or similar proceeding, until actual payment to Mortgagee, the indebtedness secured hereby shall bear interest at the Default Interest Rate.

(e) Mortgagor acknowledges receipt of a true copy of this Mortgage without charge.

(f) The powers of attorney granted herein shall not be construed in accordance with Section 5601 of Chapter 56 of Title 20 of the Pennsylvania Consolidated Statutes, as amended. Such powers shall be exercised for the benefit of Mortgagee and not for the benefit of the Mortgagor and, in acting under such powers, Mortgagee shall have no fiduciary duty to the Mortgagor.

(g) No deed prepared for the Property will be required to include a notice regarding the presence or disposal of Hazardous Substances pursuant to 35 P.S. Section 6018.405 of the Pennsylvania Solid Waste Management Act, 35 P.S. Section 6020.513 of the Pennsylvania Hazardous Sites Cleanup Act or pursuant to any other Environmental Law and the Property has no such notice or restriction in its deed.

Initials

(h) This Mortgage shall not, solely for purposes of determining interest payable under the Note, merge with any judgment on any Loan Document or a judgment in mortgage foreclosure under this Security Instrument.

(i) All covenants of Mortgagor contained herein providing for the indemnification, defense or release of Mortgagee, or for the payment of costs or expenses by Mortgagor, including without limitation the payment or reimbursement of attorneys’ fees or costs, or for the payment of any expenses for the protection, upkeep or maintenance of the Property, including the payment of taxes or any other expenses, are intended to be severable from the other provisions of this Mortgage, shall survive the entry of any judgment hereunder, and shall not be deemed merged into the judgment. In particular and without limiting the foregoing, any attorneys’ fees incurred in the enforcement of any judgment obtained hereunder shall be recoverable as a separate item and shall not be merged into the judgment.

(j) Notwithstanding anything in Section 42 hereof to the contrary, this Mortgage shall secure any additional loans as well as any and all present or future advances and readvances made by Mortgagee to or for the benefit of Mortgagor or the Property, all of which shall be entitled to the benefits of an Open-End Mortgage under 42 Pa. C.S.A. Section 8143 and shall to the extent provided by such statutes, have the same lien priority as if the future loans, advances or readvances were made as of the date hereof including: (1) principal, interest, late charges, fees and other amounts due under this Mortgage or any other Loan Document; (2) all advances made by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance, and completion of any Improvements on the Property; (3) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Property or the lien of this Mortgage or the other Loan Documents; and (4) all legal fees, costs and other expenses incurred by Mortgagee by reason of any Event of Default or otherwise in connection with the Loan. Mortgagor agrees that if, at any time during the term of the Loan or following a foreclosure of this Mortgage, Mortgagor fails to perform or observe any covenant or obligation under this Mortgage or any other Loan Document including payment of all or any portion of the Loan, Mortgagee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Mortgagee shall be added to the amount secured by this Mortgage and the other Loan Documents, and shall be due and payable on demand, together with interest at the Default Rate, such interest to be calculated from the date of such advance to the date of repayment thereof. Mortgagor’s obligations hereunder shall be continuing and shall survive notwithstanding a foreclosure of this Mortgage. The maximum amount secured by this Mortgage is two hundred percent (200%) of the original principal amount of the Note.

46. Reserve Funds.

A. Intentionally Deleted.

B. Replacement Reserve Fund:

(i) Replacement Reserve Fund: Mortgagor shall pay to Mortgagee on each monthly payment date $1,475.00 which is the amount (the “Replacement Reserve Monthly Deposit”) reasonably estimated by Mortgagee in its sole discretion to be due for replacements and repairs required to be made to the Property during the calendar year (collectively, the “Replacements”). Amounts so deposited shall hereinafter be referred to as Mortgagor’s “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Mortgagor’s “Replacement Reserve Account”. Notwithstanding the foregoing, such monthly Replacement Reserve Monthly Deposit shall not be required to be made by Mortgagor so long as (a) the initial Mortgagor named on page 1 of this Mortgage remains the fee simple owner of the Property, (b) no Event of Default has occurred and is outstanding, (c) Guarantor continues to satisfy the Guarantor Net Worth Requirement of the Separate Guaranty of Retained Liability Matters dated of even date herewith from the Guarantor in favor of the Mortgagee, (d) Mortgagor properly maintains the Property in substantially the same condition as the Property was in as of the date of this Mortgage as verified by Mortgagee’s annual inspections (to be performed at Mortgagor’s sole cost and expense), and (e) the Debt Service Coverage Ratio for all of the properties listed on Exhibit B in the aggregate (and for each of them individually, including, but not limited to, the Property) shall equal or exceed 1.50:1.0.

(ii) Disbursements from Replacement Reserve Account: Provided no Event of Default exists, Mortgagee shall make disbursements from the Replacement Reserve Fund as requested by Mortgagor, and approved by Mortgagee in its sole discretion, no more frequently than once in any fifteen (15) day period of no less than $5,000.00 upon delivery by Mortgagor of Mortgagee’s standard form of draw request accompanied by copies of invoices to be paid for the amounts requested and, if required by Mortgagee for requests in excess of $10,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Mortgagee may require an inspection of the Property at Mortgagor’s expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $10,000.00 for which payment is sought.

(iii) Balance in the Replacement Reserve Account: The insufficiency of any balance in the Replacement Reserve Account shall not relieve Mortgagor from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

C. Rollover Reserve:

(i) Deposits to Rollover Reserve Fund: Mortgagor shall pay to Mortgagee on each monthly payment date the sum of $7,866.67 (the “Rollover Reserve Monthly Deposit”), which amount shall be deposited with and held by Mortgagee for tenant improvement and leasing commission obligations incurred following the date hereof. In addition, Mortgagor shall pay to Mortgagee for deposit with Mortgagee all funds received by Mortgagor in connection with any cancellation, termination or surrender of any Lease, including, but not limited to, any surrender or cancellation fees, buy out fees, or reimbursements for tenant improvements and leasing commissions. All such amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account”. Notwithstanding the foregoing, such monthly Rollover Reserve Monthly Deposit shall not be required to be made by Mortgagor so long as (a) the initial Mortgagor named on page 1 of this Mortgage remains the fee simple owner of the Property, (b) no Event of Default has occurred and is outstanding, (c) Guarantor continues to satisfy the Guarantor Net Worth Requirement of the Separate Guaranty of Retained Liability Matters dated of even date herewith from the Guarantor in favor of the Mortgagee, and (d) the Debt Service Coverage Ratio for all of the properties listed on Exhibit B in the aggregate (and for each of them individually, including, but not limited to, the Property) shall equal or exceed 1.50:1.0.

(ii) Withdrawal of Rollover Reserve Funds: Provided no Event of Default exists, Mortgagee shall make disbursements from the Rollover Escrow Fund for tenant improvement and leasing commission obligations incurred by Mortgagor. To the extent the applicable Lease is not in effect as of the date of this Mortgage or approved in writing by Mortgagee, such expenses shall be approved by Mortgagee in its sole discretion. Mortgagee shall make disbursements as requested by Mortgagor on a monthly basis in increments of no less than $5,000.00 upon delivery by Mortgagor of Mortgagee’s standard form of draw request accompanied by copies of invoices to be paid for the amounts requested and, if required by Mortgagee for requests in excess of $10,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Mortgagee may require an inspection of the Property at Mortgagor’s expense prior to making a monthly disbursement in order to verify completion of improvements in excess of $10,000.00 for which payment is sought.

(iii) Tenant Trigger Event: Notwithstanding the last sentence of Section 46.C(i) above, in the event that AT&T Services, Inc. (“AT&T”) or Health Net of California, Inc. (“Healthnet”) does not renew its respective lease at least nine (9) months prior to lease expiration for at least five (5) years at a net rental equal to or higher than current rentals (herein, a “Tenant Trigger Event”), then all Excess Cash Flow shall be swept per the terms and provisions of Section 49.B(ii) below through the respective lease expiration date into the Rollover Reserve Fund until such time as the Excess Cash Flow in the Rollover Reserve Fund equals (i) $4,674,900 in the case of AT&T, (ii) $3,646,725 in the case of Healthnet or (iii) $8,321,625 in the case of both AT&T and Healthnet. All Excess Cash Flow in the Rollover Reserve Fund shall be disbursed as Rollover Reserve Funds subject to the terms in this subsection (iii). In the event that AT&T or Healthnet, as applicable, renews its lease or a replacement tenant acceptable to Mortgagee enters into a replacement lease on terms acceptable to Mortgagee in either case for at least five (5) years at a net rental equal to or higher than current rentals, then all such swept funds shall be made available for tenant improvements and leasing commissions relating thereto and the Tenant Trigger Event shall be deemed cured (provided that the other of the AT&T or Healthnet lease has not caused an uncured Tenant Trigger Event to occur which remains uncured). In lieu of a sweep of Excess Cash Flow, a Tenant Trigger Event may be cured by Mortgagor depositing with Mortgagee cash or an irrevocable Evergreen letter of credit on the following terms in the amount of $4,674,900 in the case of AT&T and $3,646,725 in the case of Healthnet. The letter of credit shall be issued by a financial institution with a S&P rating of “AA” or better and otherwise acceptable to Mortgagee as to form and content. The letter of credit shall be held by Mortgagee as additional security for the Loan. The letter of credit (and any replacement or substitution therefor) shall be replaced by a new substitute letter of credit satisfying all of the requirements described above on or before thirty (30) days prior to its expiry and, failing such timely replacement, may be drawn upon by Mortgagee with such funds being deposited into the Rollover Reserve and handled and/or disbursed in accordance with the terms therefor. In the event the Tenant Trigger Event shall be deemed cured, Mortgagee shall release the letter of credit to Mortgagee. To the extent Mortgagee should assign this Mortgage or the other Loan Documents, Mortgagor shall cause the letter of credit to be effectively assigned to the assignee of such Loan Documents or shall cause the letter of Credit to be reissued to such assignee all within ten (10) business days’ request of Mortgagee for Mortgagor to do so. All expenses whatsoever for the assignment or reissuance of such letter of credit shall be paid by Mortgagor. Any such assignment or reissuance must be undertaken in the form and pursuant to an arrangement acceptable to Mortgagee, in Mortgagee’s sole discretion and otherwise consistent with the terms of this Section 46C(iii). To the extent Mortgagor should fail to timely cause the letter of credit to be renewed or assigned as required herein, Mortgagee may, but shall not be obligated to, drawn upon the letter of credit and deposit the cash proceeds therefrom into the Rollover Reserve. If the provider of the letter of credit: (1) becomes insolvent, (2) commences or is the target of a proceeding in bankruptcy, (3) ceases to exist, (4) is subject to a downgrade of its rating below that specified above or (5) if Mortgagee reasonably determines that the provider’s insolvency is imminent, Mortgagor will deliver to Lender a replacement letter of credit satisfying all of the requirements described above within five (5) business days of the date the insolvency is known, the proceeding in bankruptcy is filed, the cessation occurs, the rating downgrade occurs or Mortgagee gives Mortgagor notice that Mortgagee has determined the provider’s insolvency is imminent. The letter of credit is solely for the protection of Mortgagee and entails no responsibility on Mortgagee’s part beyond application of the funds drawn thereunder in accordance with the terms hereof. If there is an Event of Default under the Loan Documents, Mortgagee may, but shall not be obligated to, draw upon the letter of credit and deposit such funds into the Rollover Reserve.

D. Debt Service Reserve

(i) Debt Service Fund: On the closing date, Mortgagor shall deposit with Mortgagee the amount of $346,720.00 for the payment of Mortgagor’s obligations under the loan documents due on April 1, 2013. Amounts so deposited with Mortgagee shall be held by Mortgagee in accordance with Section 46.F hereof. Amounts so deposited shall hereinafter be referred to as Mortgagor’s “Debt Service Funds” and the account in which such amounts are held shall hereinafter be referred to as Mortgagor’s “Debt Service Account”.

(ii) Release of Debt Service Funds: Provided no Event of Default exists, on or before April 1, 2013, Mortgagee shall deposit Mortgagor’s Debt Service Funds from Mortgagor’s Debt Service Account into the Cash Management Account (as defined in Section 49.B hereof) to be disbursed pursuant to Section 49.B hereof.

E. Excess Cash Flow Reserve:

(i) Deposits to Excess Cash Flow Reserve Fund. During the existence of an uncured Event of Default, Mortgagor shall deposit with Mortgagee all Excess Cash Flow in the Cash Management Account, which shall be held by Mortgagee as additional security for the Loan and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”.

(ii) Release of Excess Cash Flow Reserve Funds. Upon the occurrence of the cure of such Event of Default as determined by Mortgagee and provided no additional Event of Default exists, all Excess Cash Flow Reserve Funds shall be deposited into the Cash Management Account to be disbursed in accordance with this Mortgage. Any Excess Cash Flow Reserve Funds remaining after the Indebtedness has been paid in full or the Loan has been defeased shall be paid to Mortgagor.

F. Reserve Funds, Generally:

(i) Mortgagor grants to Mortgagee a first priority perfected security interest in (i) each of the reserve funds identified in Section 46.A through Section 46.E (herein, the “Reserve Funds”) and any and all monies now or hereafter deposited in each Reserve Fund, (ii) the accounts into which the Reserve Funds have been deposited, (iii) all insurance of said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserve Funds or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserve Funds (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing as additional security for payment of the Indebtedness. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Indebtedness. Upon the occurrence of an Event of Default, Mortgagee may, in addition to any and all other rights and remedies available to Mortgagee, apply any sums then present in any or all of the Reserve Funds to the payment of the Indebtedness in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Mortgagee.

(ii) Mortgagor shall not, without obtaining the prior consent of Mortgagee, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC 1 Financing Statements, except those naming Mortgagee as the secured party, to be filed with respect thereto.

(iii) All sums in the Reserve Funds may be commingled and invested with other funds held by Mortgagee in such investments as Mortgagee or its servicer deems appropriate, consistent with the investments of similar reserve funds held for the account of borrowers generally, so long as Mortgagee keeps accurate accounting memoranda and records with respect to all such investments. All interest or other earnings on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Mortgagor shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds. Mortgagor shall bear all reasonable costs associated with the investment of the sums in the Reserve Funds. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Mortgagor promptly on demand by Mortgagee. Mortgagee and its servicer shall have no liability for the rate of return earned or losses incurred on the investment of the sums in the Reserve Funds.

(iv) Mortgagor shall indemnify Mortgagee and hold Mortgagee harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including, after the entry of any judgment, litigation costs and reasonable attorney’s fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Mortgagor shall assign to Mortgagee all rights and claims Mortgagor may have against all persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Mortgagee may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

47. Cross-Collateralization and Cross-Default Provisions.

A. Cross-Collateralization. The Note is secured by each of the properties described on Exhibit B attached hereto and made a part hereof for all purposes.

B. Loan Allocations. The unpaid principal balance of the Note is allocated as set forth on Exhibit B.

C. Cross-Default. An Event of Default under any of the Security Instruments listed on Exhibit B shall constitute an Event of Default under the terms and provisions of this Mortgage and under each other Security Instrument listed on Exhibit B, and an Event of Default under this Mortgage shall constitute an Event of Default under the other Security Instruments listed on Exhibit B.

48. Partial Release. With respect to the parcels identified on Exhibit B attached hereto (for purposes of this Section 48, the “Property”) and the allocated loan amounts attributed to each such parcel as identified on Exhibit B (the “Allocated Loan Amount”), in the event Mortgagor has an opportunity to sell any or all of such parcels (the “Release Parcel”) during the term of this loan, Mortgagee agrees to execute and deliver to Mortgagor a release from the Mortgage and the related Loan Documents of any such parcels after the expiration of the Lock-Out Period (defined in the Note) subject to Mortgagor’s fulfillment of each of the following conditions (and in such event no such sale shall constitute the one-time transfer provided under Section 35 of this Mortgage):

A. Mortgagor shall send at least forty-five (45) days’ prior written notice to Mortgagee requesting a partial release.

B. Intentionally deleted.

C. An appraisal appropriate for the entire Property is obtained by Mortgagee from an MAI appraiser of Mortgagee’s choosing (but at the Mortgagor’s or the purchaser’s expense) showing the fair market value for the Property as well as the fair market value for each separate parcel; Mortgagor (or the purchaser) shall deposit with Mortgagee an appraisal expense deposit of $7,500 for each parcel prior to Mortgagee ordering such appraisal to be applied towards the fees and costs of such appraisal.

D. Mortgagor delivers to Mortgagee a signed copy of the agreement of purchase and sale with the third party unaffiliated purchaser and showing a purchase price which is at least 90% of the fair market value for the Release Parcel established by the appraisal.

E. The Debt Service Coverage Ratio (defined below) on the parcel(s) which will remain as collateral after the partial release (herein, the “Retained Parcels”) shall equal or exceed the Debt Service Coverage Ratio for the Property as a whole prior to such partial release, and, in any event, shall equal or exceed 1.60:1.0. “Debt Service Coverage Ratio” as used herein shall mean a ratio in which the numerator is the Net Cash Flow of the entire Property, the Release Parcel, the Retained Parcels, the Deleted Properties (as defined in Section 50 below), the

Substitute Properties (as defined in Section 50 below), or the New Parcels (as defined in Section 51 below) (as the context may require) for the most recent quarter annualized as set forth in the financial statements most recently delivered to Mortgagee in a form reasonably acceptable to Mortgagee and the denominator is the actual aggregate principal and interest projected to be due and payable under the Loan Documents over the twelve (12) month period subsequent to the date of calculation. The following definitions shall apply:

“Gross Revenue from Operations” shall mean, for any period, all ordinary property income, computed in accordance with generally accepted U.S. accounting principles, derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, rents from tenants in occupancy, open for business and paying full contractual rent without right of offset or credit, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, business interruption or other loss of income or rental insurance proceeds or other required pass-throughs, reimbursements paid by tenants under the leases (either to Mortgagor or directly by the Tenant) of any nature and interest on Reserve Funds, if any, but excluding straight line rent and in-place lease amortization, rents from month-to-month tenants, rents from tenants during a free-rent period, rents from tenants that are included in any insolvency or bankruptcy proceeding, sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgagor to any governmental authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, insurance proceeds (other than business interruption or other loss of income or rental insurance), condemnation proceeds, forfeited or unforfeited security deposits, utility and other similar deposits and any disbursements to Mortgagor from the Reserve Funds, if any.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses (as defined in Section 49.D(h) hereof) for such period from Gross Revenue from Operations for such period.

F. The Loan to Value Ratio (defined below) for the Retained Parcels shall not exceed 60%. “Loan to Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the outstanding principal balance of the loan and the denominator is equal to the appraised value of the entire Property, the Release Parcel, the Retained Parcels, the Deleted Properties, the Substitute Properties, or the New Parcels (as the context may require) based on an appraisal prepared by an appraisal firm selected by Mortgagee.

G. Intentionally Deleted.

H. In no event shall more than fifty percent (50%) of the Property be released during the loan term, as measured by the fair market value of the entire Property determined by comparing the values established by the appraisal obtained in subsection (C) above with the values established by the appraisal obtained at loan origination.

I. Mortgagor delivers to Mortgagee a title search (at Mortgagor’s expense) dated from the loan origination date to the then-current time showing no mechanics’ liens, subordinate liens or other non-permitted exceptions of public record on the Property.

J. Mortgagor delivers to Mortgagee (at Mortgagor’s expense), a new mortgagee’s title policy with substantially similar endorsements which were delivered at loan origination with no new materially adverse title exceptions as determined by Mortgagee’s counsel.

K. No Event of Default shall have occurred and be continuing (and no Event of Default would occur after giving effect to such release).

L. Intentionally deleted.

M. Intentionally deleted.

N. Mortgagor delivers to Mortgagee in immediately available U.S. funds 115% of the remaining outstanding Allocated Loan Amount with respect to each parcel identified on Exhibit B being released plus the Prepayment Consideration (as defined in the Note) applicable to the amount being prepaid. The funds will be applied as a credit to the outstanding principal balance of the Loan effective as of the date of receipt if received on a monthly payment date as set forth in the Note, and, if not, then on the next occurring monthly payment date.

O. Mortgagor executes and delivers an acknowledgement and modification agreement to be drafted by Mortgagee’s legal counsel acknowledging the amendment of the legal description to this Mortgage and the partial release transaction.

P. Mortgagor pays all of Mortgagee’s reasonable legal fees and expenses, all title company fees, expenses and title insurance premiums, survey fees and expenses, appraisal fees and expenses, and all other costs and expenses related to the partial release transaction at closing.

Q. Either the closing and payment to Mortgagee will occur on the monthly payment date designated in the Note, or Mortgagor shall pay to Mortgagee an amount of interest on the amount being prepaid through the end of the then-applicable interest accrual period.

R. Intentionally deleted.

49. Cash Management.

A. Lockbox Account.

(i) Mortgagor shall establish and maintain a segregated banking account (the “Lockbox Account”) with Lockbox Bank for the benefit of Mortgagee, which Lockbox Account shall be under the sole dominion and control of Mortgagee. The Lockbox Account shall be entitled “Midland National Life Insurance Company, an Iowa Corporation, as Mortgagee of The GC Net Lease ( Cranberry) Investors, LLC, et al. Cash Management Account FBO”. Mortgagor hereby grants to Mortgagee a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Mortgagee a perfected first priority security interest in the Lockbox Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof. Mortgagee and its servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Mortgagor. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Indebtedness. The Lockbox Agreement and Lockbox Account shall remain in effect until the Loan has been repaid or defeased in full.

(ii) Mortgagor shall, or shall cause Mortgagor’s property manager (the “Manager”) to, on or prior to the closing date, deliver written instructions to all tenants under Leases to deliver all rents for April 1, 2013 and thereafter payable thereunder directly to the Lockbox Account. Mortgagor shall, and shall cause Manager to, deposit all amounts received by Mortgagor or Manager constituting rents into the Lockbox Account within one (1) Business Day after receipt.

(iii) Mortgagor shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account by federal wire transfer all immediately available funds on deposit in the Lockbox Account once every business day throughout the term of the Loan.

(iv) Upon the occurrence of an Event of Default, Mortgagee may, in addition to any and all other rights and remedies available to Mortgagee, apply any sums then on deposit in the Lockbox Account to the payment of the Indebtedness in any order in its sole discretion.

(v) Intentionally deleted.

(vi) Mortgagor shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Mortgagee as the secured party, to be filed with respect thereto.

(vii) Mortgagor shall indemnify Mortgagee and hold Mortgagee harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Lockbox Account and/or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Mortgagee) or the performance of the obligations for which the Lockbox Account was established.

B. Cash Management Account. Simultaneously herewith, Mortgagor is executing and delivering to Mortgagee that certain Cash Management Agreement of even date herewith (the “Cash Management Agreement”).

(i) Mortgagor shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Mortgagee or its servicer for the benefit of Mortgagee, which Cash Management Account shall be under the sole dominion and control of Mortgagee. The Cash Management

Account shall be entitled “Midland National Life Insurance Company – Griffin Capital Portfolio Cash Management Account”. Mortgagor hereby grants to Mortgagee a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Mortgagee a perfected first priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof. Mortgagor will not in any way alter or modify the Cash Management Account and will notify Mortgagee of the account number thereof. Mortgagee and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Mortgagor.

(ii) Provided no Event of Default shall have occurred and be continuing, on each Payment Date under the Note (or, if such Payment Date is not a Business Day, on the immediately succeeding Business Day) all funds on deposit in the Cash Management Account shall be applied by Mortgagee to the payment of the following items in the order indicated:

(a) First, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions of Section 5 hereof (if such payments are then required by the terms and provisions of this Mortgage);

(b) Second, payment of the Monthly Debt Service Payment Amount, applied first to the payment of interest computed at the Note’s stated interest rate with the remainder, if any, applied to the reduction of the outstanding principal balance of the Note (if the Note is not then in an interest-only period);

(c) Third, payment to the Mortgagee of any other amounts then due and payable under the Loan Documents;

(d) Fourth, if any Trigger Event has occurred which is continuing, payments for monthly Cash Expenses incurred in accordance with the related Approved Annual Budget pursuant to a written request for payment submitted by Mortgagor to Mortgagee specifying the individual Cash Expenses in a form acceptable to Mortgagee;

(e) Fifth, if any Trigger Event has occurred which is continuing, payments for Extraordinary Expenses approved by Mortgagee, if any;

(f) Sixth, if any Tenant Trigger Event has occurred which is continuing, payment of any excess amounts after the payment of items (a) through (e) above (“Excess Cash Flow”) to be deposited into the Rollover Reserve Fund to be held in accordance with the terms and conditions hereof; and

(g) Lastly, provided no Tenant Trigger Event exists which is continuing, Excess Cash Flow shall be distributed to Mortgagor.

(iii) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Mortgagor from the obligation to make any payments, as and when due pursuant to the Note, this Mortgage and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(iv) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Mortgagee in such order and priority as Mortgagee shall determine.

C. Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Mortgage or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Mortgagor’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts due for the Tax and Insurance Escrow Fund and any other payment reserves established pursuant to this Mortgage or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Mortgagee.

D. Cash Management Defined Terms.

(a) “Approved Annual Budget” means an annual operating budget including all planned capital expenditures for the Property (which will not be directly paid by Credit Tenant) prepared by Mortgagor for the applicable fiscal year approved by Mortgagor in writing.

(b) “Business Day” shall have the meaning set forth in the Cash Management Agreement.

(c) “Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under generally accepted U.S. accounting principles (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

(d) “Cash Expenses” shall mean, for any period, the Operating Expenses for the operation of the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Mortgagor (minus any payments into the Tax and Insurance Escrow Fund, if applicable).

(e) “Extraordinary Expense” means an extraordinary Operating Expense or capital expenditure not set forth in the Approved Annual Budget (which will not be directly paid by Credit Tenant) for which Mortgagor shall promptly deliver to Mortgagee a reasonably detailed explanation for Mortgagee’s approval, which may be given or denied in Mortgagee’s sole discretion.

(f) “Lockbox Bank” shall mean the clearing bank that establishes, maintains and holds the Lockbox Account, which bank shall be a major U.S. banking institution.

(g) “Monthly Debt Service Payment Amount” means the monthly payment of principal and/or interest required under the Note.

(h) “Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with generally accepted U.S. accounting practices, of whatever kind during such period relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, tenant improvements and leasing commissions (which tenant improvements and leasing commissions for the purposes of this definition shall be no less than an assumed expense of $0.80 per square foot of rentable lease space per annum, operational equipment or other lease payments as approved by Mortgagee, Capital Expenditures (which Capital Expenditures for the purposes of this definition shall be no less than an assumed expense of $0.15 per square foot of rentable lease space per annum), and other similar costs, but excluding depreciation, debt service and contributions to the Reserve Funds.

(i) “Payment Date” shall mean the first (1st) day of each calendar month during the term of the Note.

50. Substitution of Parcels. Mortgagor shall have the right at any time after the date hereof to obtain the release of one or more individual parcels secured by the Security Instruments (as defined in the Note) (herein, “Individual Properties”) (but not with respect to any Individual Property previously substituted) (each, a “Deleted Property”) from the lien of the respective Security Instrument thereon by substituting therefor (each, a “Substitution”) one or more properties (each such newly substitute property being referred to as a “Substitute Property”), upon satisfaction of each of the following conditions precedent:

A. Mortgagor shall have provided Mortgagee with not less than sixty (60) days’ prior written notice (or such shorter period of time as may be permitted by Mortgagee in its sole discretion) specifying the date (the “Substitution Date”) on which the Substitution is to occur;

B. No Event of Default shall have occurred and be continuing (and no Event of Default would occur after giving effect to such Substitution);

C. The aggregate Allocated Loan Amount (defined below) for the Deleted Property, when taken together with the Allocated Loan Amounts for the Deleted Properties subject to all prior Substitutions, shall not exceed fifty percent (50%) of the total initial loan amount. As used herein, the term “Allocated Loan Amount” shall mean, with respect to each Individual Property, the amount set forth on Exhibit B to this Mortgage;

D. The improvements with respect to the Substitute Property shall be fully complete and Mortgagee shall have received such final certificates of occupancy with respect thereto and other evidence of compliance as Mortgagee may require in its sole discretion including, without limitation and if requested by Mortgagee, a PZR (or comparable) report indicating full compliance with all municipal ordinances and requirements;

E. No Substitute Property shall have suffered a casualty or condemnation which has not been fully restored (and no condemnation or similar proceeding shall have been instituted or threatened);

F. The Substitute Property shall (i) be a single-tenant office, single-tenant warehouse, single-tenant industrial, single-tenant light manufacturing or single-tenant distribution property, (ii) be in a location and of a property class acceptable to Mortgagee in its sole and absolute discretion, (iii) have underwritten cash flow at or greater than the Deleted Property, as determined by Lender, taking into account the creditworthiness of the tenant in occupancy at the Substitute Property as compared to the creditworthiness of the tenant in occupancy at the Deleted Property, and (iv) be otherwise acceptable to Lender in its sole and absolute discretion;

G. Upon Mortgagor’s written request for a Substitution, Mortgagor shall deliver to Mortgagee a copy of the then-current draft of the purchase and sale agreement pertaining to the sale of the proposed Deleted Property, and as soon as same is available following Mortgagor’s written request for a Substitution, Mortgagor shall deliver to Mortgagee a copy of the fully executed purchase and sale agreement (together with a marked copy of such purchase and sale agreement indicating all changes made to such purchase and sale agreement since the initial delivery to Mortgagee of the draft purchase and sale agreement), but in no event shall such delivery of such fully executed purchase and sale agreement (together with such marked copy of such purchase and sale agreement) occur later than two (2) business days after Mortgagor’s execution of such purchase and sale agreement, and in all events such delivery to Mortgagee shall be made at least sixty (60) days prior to the Substitution Date;

H. Intentionally deleted;

I. The Substitute Property shall be owned by a newly-formed special purpose Delaware limited liability company whose sole member is Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership, and said entity’s organizational and authority documents shall be in the same forms delivered by other Delaware single-member limited liability companies identified on Exhibit B (such entity shall constitute a “Mortgagor” for purposes of this Section 50);

J. Mortgagor shall be the sole and exclusive owner of the Substitute Property (with no joint venture, partnership or intervening interests therein), free and clear of any lien except for Permitted Encumbrances;

K. The Substitute Property shall be managed by Mortgagor, Mortgagor’s existing property manager or another manager acceptable to Mortgagor in its sole discretion, and Mortgagee shall have received a certified copy of an amendment to, or replacement of, the prior management agreement reflecting the deletion of the Deleted Property and the addition of the Substitute Property as a property managed pursuant thereto and manager shall have executed and delivered to Mortgagee an amendment to that certain Assignment of Management Agreement and Subordination of Management Fees dated as of even date herewith reflecting such amendment to or replacement of such management agreement;

L. Mortgagor shall have delivered to Mortgagee an estoppel certificate from the single tenant of the Substitute Property, which estoppel certificate shall be in the form approved in connection with the closing of the Loan or otherwise acceptable to Mortgagee and not disclosing any adverse matters other than those which are acceptable to Mortgagee in its reasonable discretion;

M. Mortgagee shall have received copies of all leases with respect to the Substitute Property and a current rent roll of the Substitute Property, in each case, certified by Mortgagor as being true and correct;

N. Mortgagee shall have received a subordination, nondisturbance and attornment agreement in a form acceptable to Mortgagee in its reasonable discretion with respect to the lease affecting the Substitute Property;

O. Mortgagee shall have received an appraisal of the Substitute Property indicating an appraised value of the Substitute Property that is equal to or greater than the value of the Deleted Property as of the Substitution Date (based on a new or updated appraisal thereof);

P. The Net Cash Flow for the Substitute Property for the twelve (12) month period immediately preceding the Substitution Date is equal to or greater than the Net Cash Flow for the Deleted Property for the twelve (12) month period immediately preceding the Substitution Date; provided, that if the Substitute Property was not owned by Mortgagor or an Affiliate of Mortgagor for such entire twelve (12) month period, then such determination shall be made using pro forma financial statements;

Q. The Loan Documents will be amended, or amended and restated, as Mortgagee deems appropriate, by Mortgagor, Mortgagee, Guarantor and all other parties to the Loan Documents to reflect the replacement of the Deleted Property for the Substitute Property, the replacement Mortgagor (which will also execute the Environmental Indemnity Agreement) and the express terms of this Section 50. No other terms of the Loan Documents will be amended, subject to additional terms necessary to address information obtained during Mortgagee’s due diligence of the Substitute Property and the replacement Mortgagor;

R. Mortgagor shall and shall have caused Guarantor to have executed, acknowledged and delivered to Mortgagee a ratification and confirmation of the Guaranty and the Environmental Indemnity Agreement;

S. Mortgagor shall have executed (as appropriate), acknowledged (as appropriate) and delivered to Mortgagee with respect to Mortgagor and the Substitute Property (i) a mortgage, deed of trust, deed to secure debt or other applicable security instrument and an assignment of leases and rents, in each case, in form appropriate for recording in the jurisdiction in which the Substitute Property is located and otherwise in both form and substance the same as the counterparts of such documents executed and delivered in connection with the closing of the Loan (or heretofore executed and delivered pursuant to this subsection in connection with a prior Substitution) with respect to Individual Properties located in the same state in which the Deleted Property is located (or, if the Substitute Property is located in a state other than those in which the Individuals Properties are located, subject to such modifications as are necessary to reflect the laws of such state as shall be recommended by the counsel admitted to practice in such state and delivering opinions referenced in subsection 50DD below (collectively, the “Substitute Property Lien Documents”), which Substitute Property Lien Documents shall secure all amounts evidenced by the Note, (ii) a letter countersigned by a title insurance company acknowledging receipt of the Substitute Lien Documents and agreeing to record or file, as applicable, the Substitute Lien Documents as directed, so as to effectively create upon such recording and filing valid and enforceable first priority liens upon the Substitute Property in favor of Mortgagee (or such other trustee as may be desired under local law), subject only to Permitted Encumbrances, and (iii) (x) a UCC Financing Statement in form appropriate for recording in the jurisdiction in which the Substitute Property is located and otherwise effective to perfect the first priority security interest of Mortgagee in the Fixtures (as such term is defined in the Substitute Property Lien Documents) created by the Substitute Property Lien Documents (the “Substitute Property Fixture Filing”), and (y) either (I) a UCC Financing Statement in form appropriate for filing in the jurisdiction in which the Mortgagor is organized and otherwise effective to perfect the first priority security interest of Mortgagee in the Personal Property and all other assets of Mortgagor created by the Substitute Property Lien Documents and the other Loan Documents or (II) a UCC-3 Amendment in form appropriate for recording in the state of the Mortgagor’s formation amending the UCC Financing Statement filed in such state at the closing of the Loan with the same effect (and, in either case, together with an executed authorization to file in the form provided to Mortgagee at the closing of the Loan);

T. Mortgagee shall have received such other modifications and amendments to this Mortgage, the other Loan Documents and the leases as Mortgagee may require in its reasonable discretion in order to reflect and effect the Substitution and to protect and preserve the liens and security interests of Mortgagee in and to the Property and the Substitute Property;

U. Mortgagee shall have received such lien, credit, bankruptcy, litigation and judgment searches with respect to the Substitute Property, any former owner and/or operator of the Substitute Property and any direct or indirect owner of any thereof as would be required by, and as Mortgagee may require in its reasonable discretion;

V. Mortgagee shall have received (i) a “tie-in” or similar endorsement to each title insurance policy evidencing the Substitution of the Substitute Property for the Deleted Property, to the extent such endorsements are available in the related jurisdictions, (ii) a title insurance policy (or a marked, signed and re-dated commitment to issue such Title Insurance Policy, effective as a pro forma title insurance policy) dated as of Substitution Date insuring the Lien of the applicable Substitute Property Lien Documents encumbering the Substitute Property, issued by one of the title insurance companies that issued the title insurance policy at the closing of the Loan, which title insurance policy shall (w) provide coverage in the amount of the applicable Substitute Allocated Loan Amount or, if the “tie-in” or similar endorsement described above is not available in the related jurisdiction, in an amount equal to one hundred percent (100%) of the applicable Substitute Allocated Loan Amount, (x) insure Mortgagee that the applicable Substitute Property Lien Documents create a valid first lien on the fee estate of the Substitute Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (y) contain such endorsements and affirmative coverages as are contained in the title insurance policy issued at the closing of the Loan to the extent available in the relevant jurisdiction, and (z) name Mortgagee and its successors and assigns as the insured, and (iii) copies of paid receipts or other evidence as would be acceptable to a reasonably prudent Mortgagee originating commercial mortgage loans for securitization similar to the Loan confirming that all premiums in respect of such endorsements and title insurance policy have been fully paid;

W. Mortgagee shall have received (i) an endorsement to the title insurance policy referenced in clause (xx) above insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the related jurisdiction, or (ii) if the endorsement referenced in clause (i) above is not obtainable, then either (A) a letter from the appropriate governmental authority stating that the Substitute Property constitutes a separate tax lot or (B) copies of tax assessments from the appropriate taxing authority demonstrating that the Substitute Property constitutes a separate tax lot;

X. Mortgagee shall have received a recent signed and sealed survey with respect to the Substitute Property, which survey shall (i) be certified to the title insurance company, Mortgagee and Mortgagee’s successors and assigns, which certification shall be in substantially the same form and substance as the certification of the survey of the Deleted Property (including a certification that the Improvements located on the Substitute Property are not located in a federally designated “special flood hazard area”), (ii) be prepared (x) by a professional land surveyor licensed in the state in which the Substitute Property is located, and (y) in accordance with the most recently established Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and otherwise substantially in the same form and substance as the survey delivered at the closing of the Loan, and (iii) reflect the same legal description contained in the title insurance policy relating to such Substitute Property and include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property or other type of real property description (e.g., block and lot) that is customarily used in the jurisdiction in which the Substitute Property is located;

Y. Mortgagee shall have received valid certificates of insurance evidencing insurance coverage with respect to the Substitute Property, which insurance coverage (including any required flood, earthquake and/or coastal windstorm insurance) and the insurance companies providing such coverage shall be in compliance with the requirements of Section 3 hereof, together with evidence of the payment of all insurance premiums for such insurance payable for the existing policy period;

Z. If the Substitute Property is located in the State of California or a seismic area designated as Zone 3 or 4, Mortgagee shall have received a PML study and a seismic report acceptable to Mortgagee in its sole discretion and, if such study and report are so acceptable, Mortgagor shall have obtained such earthquake insurance with respect to the Substitute Property acceptable to Mortgagee in its sole discretion;

AA. Mortgagee shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which concludes that the Substitute Property does not contain any Hazardous Substances (as defined in the Environmental Indemnity Agreement) requiring remediation under any Environmental Law (as defined in the Environmental Indemnity Agreement) and is not subject to any known risk of contamination from any off-site Hazardous Substance, which environmental reports shall be (i) prepared by an environmental engineer that prepared one or more of the environmental reports with respect to the Property delivered at the closing of the Loan or by a licensed and experienced environmental engineer, (ii) in form and substance substantially similar to the environmental reports with respect to the Property delivered at the closing of the Loan, and (iii) certified to Mortgagee and its successors and assigns. If any such report discloses such a presence of any Hazardous Substance or such a risk of contamination from any off-site Hazardous Substance, a Substitution shall not be permitted with respect to such Substitute Property;

BB. Mortgagee shall have received a physical condition report with respect to the Substitute Property evidencing that the Substitute Property is in good condition and repair and free of material damage or waste, which physical condition report shall be (i) prepared by an engineer that prepared one or more of the physical condition reports with respect to the Property delivered at the closing of the Loan or by a licensed and experienced engineer, (ii) in form and substance substantially similar to the physical condition reports with respect to the Property delivered at the closing of the Loan, and (iii) certified to Mortgagee and its successors and assigns. If the physical condition report recommends any immediate repairs to the Substitute Property and such repairs cannot be completed prior to the Substitution Date, a Substitution shall not be permitted with respect to such Substitute Property;

CC. Mortgagee shall have received a zoning report certifying that the Substitute Property and its use comply in all material respects with all applicable building laws and zoning ordinances or constitute a legal non-conforming use or structure thereunder, which zoning report shall be (i) prepared by a nationally recognized zoning review consultant such as PZR, (ii) in form and substance substantially similar to the zoning reports with respect to the Property delivered at the closing of the Loan, and (iii) certified to Mortgagee and its successors and assigns;

DD. Mortgagee shall have received the following opinions of Mortgagor’s counsel: an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located opining as to such matters with respect to the Substitute Property Lien Documents, the Substitute Property Fixture

Filing and Mortgagor and with such qualifications and assumptions as the local law opinions with respect to the Property and Mortgagor delivered at the closing of the Loan, which opinions and the counsel issuing the same is acceptable to Mortgagee in its reasonable discretion;

EE. Mortgagor shall have caused all taxes, assessments and other charges relating to the Substitute Property to be current;

FF. Mortgagee shall have received with respect to the Substitute Property, (i) annual operating statements and occupancy statements for the three (3) years (or such shorter period of time that the Improvements located on such Substitute Property have been in operation but in no event less than one (1) year) immediately prior to the Substitution Date, (ii) audited financial statements for the most current completed fiscal year in a form satisfactory to Mortgagee, or in the event audited financial statements are not available, financial statements in form and substance acceptable to Mortgagee, (iii) a current operating statement, (iv) an annual budget for the Substitute Property, and (v) a certification that each of the foregoing presents fairly the financial condition and the results of operations of the Substitute Property. Notwithstanding the foregoing, with respect to a Substitute Property being purchased by Mortgagor in connection with any Substitution, or with respect to a Substitute Property that Mortgagor has owned for less than one (1) year, Mortgagor shall be obligated to provide only the financial statements and other items specified in clauses (i) through (iv) above to the extent the same are provided to Mortgagor in connection with Mortgagor’s simultaneous (or recent) purchase of such Substitute Property;

GG. After giving effect to such Substitution, the Debt Service Coverage Ratio for the aggregate Individual Properties (including the Substitute Properties) shall equal or exceed 1.60:1.0;

HH. After giving effect to such Substitution, the Debt Service Coverage Ratio for the Substitute Property individually shall equal or exceed 1.60:1.0;

II. If the Deleted Property is being used by other Individual Properties or for easement purposes for which a recorded easement agreement does not exist, then an easement agreement to be filed against the Deleted Property for the benefit of the affected Individual Properties, in form and substance as is acceptable to Mortgagee in its sole discretion, shall be delivered and recorded;

JJ. Mortgagee shall have received copies of all contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement) together with a certification of Mortgagor attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto;

KK. Mortgagor shall have delivered to Mortgagee an officer’s certificate certifying that (A) the requirements set forth in this Section 50 with respect to such Substitution have been satisfied and (B) each of the representations and warranties contained in this Mortgage and the other Loan Documents shall be true and correct in all material respects with respect to the Substitute Property as of the Substitution Date (on a pro forma basis giving effect to the Substitution);

LL. Mortgagor shall have delivered to Mortgagee such other approvals, certificates and opinions as are required by Mortgagee in its reasonable discretion in connection with such Substitution;

MM. Intentionally deleted; and

NN. Mortgagor shall pay all reasonable out-of-pocket costs and expenses of Mortgagee incurred in connection with such Substitution (whether or not such Substitution is consummated), including, without limitation, (A) Mortgagee’s reasonable attorneys’ fees and expenses, (B) appraisal fees, fees and expenses of architects, engineers and environmental consultants, the cost of any endorsements to the title insurance policy that Mortgagee may require, and (C) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with, or otherwise required to accomplish, such Substitution.

Upon satisfaction of the requirements of this Section 50, the Deleted Property shall be released from the lien of this Mortgage thereon. In connection with the release of the Lien, Mortgagor shall submit to Mortgagee, not less than thirty (30) days prior to the Substitution Date (or such shorter period of time as may be permitted by Mortgagee in its sole discretion), a release of lien (and related Loan Documents) for execution by Mortgagee. Such release shall be in a form appropriate in the applicable jurisdiction in which the Deleted Property is located and that contains standard provisions protecting the rights of the releasing Mortgagee.

Notwithstanding anything contained herein to the contrary, Mortgagee shall have at least sixty (60) days in which to process any request by Mortgagor to effect a Substitution after receipt of all materials and information necessary to evaluate such request. Upon consummation of a Substitution in accordance with this Section 50, the

Substitute Property shall have the same Allocated Loan Amount as the Deleted Property (the “Substitute Allocated Loan Amount”).

51. Additional Advance/Additional Collateral. At Mortgagor’s election during the term of the Loan, Mortgagor shall have the right to request that additional parcels (“New Parcels”) be added as part of the security for the Loan (herein, the “New Addition”), subject to Mortgagee’s reasonable approval and receipt of acceptable third-party reports. Mortgagee shall evaluate such request in good faith. If such additional security is acceptable to Mortgagee and Mortgagee’s then-existing standard underwriting requirements have been satisfied, Mortgagee shall make an additional advance in an amount to be determined by Mortgagee in its sole and absolute discretion to Mortgagor at Mortgagee’s best rate for similar single-tenant office, single-tenant warehouse, single-tenant industrial, single-tenant light manufacturing or single-tenant distribution properties at the time of the additional advance. Mortgagee is under no obligation to approve any additional loan fundings and/or add any New Addition. Any additional loan fundings would be at Mortgagee’s absolute and sole discretion. However, any such additional advance and New Addition of the New Parcels will be subject, at a minimum, to the following conditions precedent:

A. Mortgagor shall have provided Mortgagee with not less than sixty (60) days’ prior written notice (or such shorter period of time as may be permitted by Mortgagee in its sole discretion) specifying the date (the “Addition Date”) on which the New Addition is to occur;

B. No Event of Default shall have occurred and be continuing (and no Event of Default would occur after giving effect to such New Addition);

C. No New Parcel or existing Property parcel shall have suffered a casualty or condemnation which has not been fully restored (and no condemnation or similar proceeding shall have been instituted or threatened);

D. Intentionally deleted;

E. Mortgagor shall be, after the closing of the New Addition, the sole and exclusive owner of the New Parcel (with no joint venture, partnership or intervening interests therein), free and clear of any lien except for permitted exceptions acceptable to Mortgagee in Mortgagee’s sole discretion;

F. The New Parcel shall be managed by Mortgagor, Mortgagor’s existing property manager, or another manager acceptable to Mortgagor in its sole discretion, and Mortgagor and such manager shall have executed and delivered to Mortgagee an Assignment of Management Agreement and Subordination of Management Fees;

G. Mortgagor shall have delivered to Mortgagee an estoppel certificate from the single tenant of the New Parcel, which estoppel certificate shall be in the form approved in connection with the closing of the Loan or otherwise acceptable to Mortgagee and not disclosing any adverse matters other than those which are acceptable to Mortgagee in its reasonable discretion;

H. Mortgagee shall have received copies of all leases with respect to the New Parcel and a current rent roll of the New Parcel, in each case, certified by Mortgagor as being true and correct;

I. Mortgagee shall have received a subordination, nondisturbance and attornment agreement in a form acceptable to Mortgagee in its reasonable discretion with respect to the lease affecting the New Parcel;

J. The Loan Documents will be amended, or amended and restated, as Mortgagee deems appropriate in its sole and absolute discretion;

K. Mortgagor shall and shall have caused Guarantor to have executed, acknowledged and delivered to Mortgagee a ratification and confirmation of the Guaranty and the Environmental Indemnity Agreement;

L. Mortgagor shall have executed (as appropriate), acknowledged (as appropriate) and delivered to Mortgagee with respect to Mortgagor and the New Parcel (i) a mortgage, deed of trust, deed to secure debt or other applicable security instrument and an assignment of leases and rents, in each case, in form appropriate for recording in the jurisdiction in which the New Parcel is located and otherwise in both form and substance the same as the counterparts of such documents executed and delivered in connection with the closing of the Loan (or heretofore executed and delivered pursuant to this subsection in connection with a prior New Addition) with respect to each parcel (collectively, the “New Addition Lien Documents”), which New Addition Lien Documents shall secure all amounts evidenced by the Note, (ii) a letter countersigned by a title insurance company acknowledging receipt of the New Addition Lien Documents and agreeing to record or file, as applicable, the New Addition Lien Documents as directed, so as to effectively create upon such recording and filing valid and enforceable first priority liens upon the New Parcel in favor of Mortgagee (or such other trustee as may be desired under local law), subject only to permitted exceptions acceptable to Mortgagee in Mortgagee’s sole discretion, and (iii) (x) a UCC Financing Statement in form appropriate for recording in the jurisdiction in which the New Parcel is located and otherwise effective to perfect the first priority security interest of Mortgagee in the Fixtures (as such term is defined in the New Addition Lien Documents) created by the New Addition Lien Documents (the “New Addition Fixture Filing”), and (y) either (I) a UCC Financing Statement in form appropriate for filing in the jurisdiction in which the Mortgagor is organized and otherwise effective to perfect the first priority security interest of Mortgagee in the Personal Property and all other assets of Mortgagor created by the New Addition Lien Documents and the other Loan Documents or (II) a UCC-3 Amendment in form appropriate for recording in the state of the Mortgagor’s formation amending the UCC Financing Statement filed in such state at the closing of the Loan with the same effect (and, in either case, together with an executed authorization to file in the form provided to Mortgagee at the closing of the Loan);

M. If applicable, Mortgagee shall have received such other modifications and amendments to this Mortgage, the other Loan Documents and the leases as Mortgagee may require in its reasonable discretion in order to reflect and effect the New Addition and to protect and preserve the liens and security interests of Mortgagee in and to the Property and the New Parcel;

N. Mortgagee shall have received such lien, credit, bankruptcy, litigation and judgment searches with respect to the New Parcel, any former owner and/or operator of the New Parcel and any direct or indirect owner of any thereof as would be required by, and as Mortgagee may require in its reasonable discretion;

O. Mortgagee shall have received (i) a “tie-in” or similar endorsement to each title insurance policy evidencing the New Addition of the New Parcel for the New Parcels, to the extent such endorsements are available in the related jurisdictions, (ii) a title insurance policy (or a marked, signed and re-dated commitment to issue such Title Insurance Policy, effective as a pro forma title insurance policy) dated as of Addition Date insuring the Lien of the applicable New Addition Lien Documents encumbering the New Parcel, issued by one of the title insurance companies that issued the title insurance policy at the closing of the Loan, which title insurance policy shall (w) provide coverage in the New Addition loan amount, (x) insure Mortgagee that the applicable New Addition Lien Documents create a valid first lien on the fee estate of the New Parcel, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (y) contain such endorsements and affirmative coverages as are contained in the title insurance policy issued at the closing of the Loan to the extent available in the relevant jurisdiction, and (z) name Mortgagee and its successors and assigns as the insured, and (iii) copies of paid receipts or other evidence as would be acceptable to Mortgagee that all premiums in respect of such endorsements and title insurance policy have been fully paid;

P. Mortgagee shall have received (i) an endorsement to the title insurance policy referenced in clause (xx) above insuring that the New Parcel constitutes a separate tax lot or, if such an endorsement is not available in the related jurisdiction, or (ii) if the endorsement referenced in clause (i) above is not obtainable, then either (A) a letter from the appropriate governmental authority stating that the New Parcel constitutes a separate tax lot or (B) copies of tax assessments from the appropriate taxing authority demonstrating that the New Parcel constitutes a separate tax lot;

Q. Mortgagee shall have received a recent signed and sealed survey with respect to the New Parcel, which survey shall (i) be certified to the title insurance company, Mortgagee and Mortgagee’s successors and assigns, which certification shall be in substantially the same form and substance as the certification of the survey delivered at the closing of the loan (including a certification that the Improvements located on the New Parcel are not located in a federally designated “special flood hazard area”), (ii) be prepared (x) by a professional land surveyor licensed in the state in which the New Parcel is located, and (y) in accordance with the most recently established Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and otherwise substantially in the same form and substance as the survey delivered at the closing of the Loan, and (iii) reflect the same legal description contained in the title insurance policy relating to such New Parcel and include, among other things, a metes and bounds description of the real property comprising part of such New Parcel or other type of real property description (e.g., block and lot) that is customarily used in the jurisdiction in which the New Parcel is located;

R. Mortgagee shall have received valid certificates of insurance evidencing insurance coverage with respect to the New Parcel, which insurance coverage (including any required flood, earthquake and/or coastal windstorm insurance) and the insurance companies providing such coverage shall be in compliance with the requirements of Section 3 hereof, together with evidence of the payment of all insurance premiums for such insurance payable for the existing policy period;

S. If the New Parcel is located in the State of California or a seismic area designated as Zone 3 or 4, Mortgagee shall have received a PML study and a seismic report acceptable to Mortgagee in its sole discretion and, if such study and report are so acceptable, Mortgagor shall have obtained such earthquake insurance with respect to the New Parcel acceptable to Mortgagee in its sole discretion;

T. Mortgagee shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which concludes that the New Parcel does not contain any Hazardous Substances (as defined in the Environmental Indemnity Agreement) requiring remediation under any Environmental Law (as defined in the Environmental Indemnity Agreement) and is not subject to any known risk of contamination from any off-site Hazardous Substance, which environmental reports shall be (i) prepared by an environmental engineer that prepared one or more of the environmental reports with respect to the Property delivered at the closing of the Loan or by a licensed and experienced environmental engineer, (ii) in form and substance substantially similar to the environmental reports with respect to the Property delivered at the closing of the Loan, and (iii) certified to Mortgagee and its successors and assigns. If any such report discloses such a presence of any Hazardous Substance or such a risk of contamination from any off-site Hazardous Substance, in each event, at a level not acceptable to Mortgagee, in Mortgagee’s sole discretion, a New Addition shall not be permitted with respect to such New Parcel;

U. Mortgagee shall have received a physical condition report with respect to the New Parcel evidencing that the New Parcel is in good condition and repair and free of material damage or waste, which physical condition report shall be (i) prepared by an engineer that prepared one or more of the physical condition reports with respect to the Property delivered at the closing of the Loan or by a licensed and experienced engineer, (ii) in form and substance substantially similar to the physical condition reports with respect to the Property delivered at the closing of the Loan, and (iii) certified to Mortgagee and its successors and assigns. If the physical condition report recommends any immediate repairs to the New Parcel and such repairs cannot be completed prior to the Addition Date, a New Addition shall not be permitted with respect to such New Parcel;

V. The improvements with respect to the New Parcel shall be fully complete and Mortgagee shall have received such final certificates of occupancy with respect thereto and other evidence of compliance as Mortgagee may require in its sole discretion including, without limitation and if requested by Mortgagee, a zoning report certifying that the New Parcel and its use comply in all material respects with all applicable building laws and zoning ordinances or constitute a legal non-conforming use or structure thereunder, which zoning report shall be (i) prepared by a nationally recognized zoning review consultant such as PZR or a comparable company, (ii) in form and substance substantially similar to the zoning reports with respect to the Property delivered at the closing of the Loan, and (iii) certified to Mortgagee and its successors and assigns;

W. Mortgagee shall have received the following opinions of Mortgagor’s counsel: an opinion or opinions of counsel admitted to practice under the laws of the state in which the New Parcel is located opining as to such matters with respect to the New Addition Lien Documents, the New Addition Fixture Filing and Mortgagor and with such qualifications and assumptions as the local law opinions with respect to the Property and Mortgagor delivered at the closing of the Loan, which opinions and the counsel issuing same shall be acceptable to Mortgagee in its reasonable discretion;

X. Mortgagor shall have caused all taxes, assessments and other charges relating to the New Parcel to be current;

Y. Mortgagee shall have received with respect to the New Parcel, (i) annual operating statements and occupancy statements for the three (3) years (or such shorter period of time that the Improvements located on such New Parcel have been in operation) immediately prior to the Addition Date, (ii) financial statements certified by Mortgagor for the most current completed fiscal year in a form satisfactory to Mortgagee, (iii) a current operating statement, (iv) an annual budget for the New Parcel; and (v) a certification that each of the foregoing presents fairly the financial condition and the results of operations of the New Parcel.

Z. After giving effect to such New Addition, the cumulative Loan to Value Ratio of the Property (calculated including the New Parcels and based on new or updated appraisals acceptable to Mortgagee), as determined by Mortgagee shall not exceed sixty percent (60%);

AA. After giving effect to such New Addition, the Debt Service Coverage Ratio for the aggregate Individual Properties (calculated including the New Parcels), as determined by Mortgagee shall equal or exceed 1.60:1.0;

BB. After giving effect to such New Addition, the Debt Service Coverage Ratio for the aggregate Individual Properties (calculated including the New Parcels), as determined by Mortgagee shall equal or exceed the Debt Service Coverage Ratio immediately prior to the New Addition (calculated excluding the New Parcels);

CC. If the New Parcels are being used by other parcels which are secured by this Mortgage for ingress and egress or for purposes for which a recorded easement agreement is advisable but does not yet exist, then an easement agreement shall be filed against the New Parcels for the benefit of the affected parcels, in form and substance as is acceptable to Mortgagee in its sole discretion;

DD. Mortgagee shall have received copies of all contracts and agreements relating to the leasing and operation of the New Parcel (other than the Management Agreement) together with a certification of Mortgagor attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto;

EE. Mortgagor shall have delivered to Mortgagee an officer’s certificate certifying that (A) the requirements set forth in this Section 51 with respect to such New Addition have been satisfied and (B) each of the representations and warranties contained in this Mortgage and the other Loan Documents shall be true and correct in all material respects with respect to the New Parcel as of the Addition Date (on a pro forma basis giving effect to the New Addition) with any variations thereto being acceptable to Mortgagee in Mortgagee’s sole discretion;

FF. Mortgagor shall have delivered to Mortgagee such other approvals, certificates and opinions as are required by Mortgagee in its reasonable discretion in connection with such New Addition;

GG. Intentionally deleted; and

HH. Mortgagor shall pay all reasonable out-of-pocket costs and expenses of Mortgagee incurred in connection with such New Addition (whether or not such New Addition is consummated), including, without limitation, (A) Mortgagee’s reasonable attorneys’ fees and expenses, (B) appraisal fees, fees and expenses of architects, engineers and environmental consultants, the cost of any endorsements to the title insurance policy that Mortgagee may require, and (C) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with, or otherwise required to accomplish, such New Addition.

Notwithstanding anything contained herein to the contrary, Mortgagee shall have at least sixty (60) days in which to process any request by Mortgagor to effect a New Addition after receipt of all materials and information necessary to evaluate such request.

SEE NEXT PAGE FOR SIGNATURES

IN WITNESS WHEREOF, the Mortgagor has signed, sealed and delivered this Mortgage the day and year first above written.

MORTGAGOR:

THE GC NET LEASE (CRANBERRY) INVESTORS, LLC,
a Delaware limited liability company

By:	Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership Its: Sole Equity Member

	By:	Griffin Capital Essential Asset REIT, Inc., a Maryland corporation Its: General Partner

		By:	/s/ Joseph E. Miller	(SEAL)
		Name:	Joseph E. Miller
		Title:	Chief Financial Officer

NOTE: SECTION 45(g) MUST BE INITIALLED BY MORTGAGOR

STATE OF	§
§
COUNTY OF	§

On             , 2013, before me,             , the undersigned officer, personally appeared              who acknowledged himself to be the              of THE GC NET LEASE (CRANBERRY) INVESTORS, LLC, a Delaware limited liability company, and that as such             , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such entity by himself as             .

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[S E A L]
Notary Public, State of
My Commission Expires:

Printed Name of Notary Public

I hereby certify that the address of the Mortgagee is One Midland Plaza, Sioux Falls, South Dakota 57193.

MIDLAND NATIONAL LIFE INSURANCE COMPANY,
an Iowa corporation

By:	Guggenheim Partners Investment Management, LLC, as Investment Adviser for Midland National Life Insurance Company

	By:	/s/ William Bennett
William Bennett, Managing Director

STATE OF	§
§
COUNTY OF	§

On             , 2013, before me,             , the undersigned officer, personally appeared William Bennett who acknowledged himself to be the Managing Director of Guggenheim Partners Investment Management, LLC, as Investment Adviser for Midland National Life Insurance Company, and that as such Managing Director, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such entity by himself as Managing Director.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[S E A L]
Notary Public, State of
My Commission Expires:

Printed Name of Notary Public

EXHIBIT B

Owner	Property	Allocated Loan Amount	Security Instrument
The GC Net Lease (Redmond) Investors, LLC	14500-14560 NE 87th Street Redmond, WA 98052; legally described on Exhibit A attached to the specified Security Instrument (the “AT&T Property)	$26,000,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of King County, Washington
The GC Net Lease (Cranberry) Investors, LLC	400 Bertha Lamme Drive Cranberry Twp, PA 16066; legally described on Exhibit A attached to the specified Security Instrument (the “Westinghouse Property”)	$22,000,000	Open-End Mortgage and Security Agreement to be recorded in the real property records of Butler County, Pennsylvania
The GC Net Lease (Rancho Cordova) Investors, LLC	11971 Foundation Place Rancho Cordova, CA 95670; legally described on Exhibit A attached to the specified Security Instrument (the “Health Net Property”)	$13,500,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of Sacramento County, California
Renfro Properties, LLC	1702 Springdale Drive Clinton, SC 29325; legally described on Exhibit A attached to the specified Security Instrument (the “Renfro Corporation Property”)	$13,500,000	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture filing to be recorded in the real property records of Laurens County, South Carolina
The GC Net Lease (Greenwood Village) Investors, LLC	6060 South Willow Drive Greenwood Village, CO 80111; legally described on Exhibit A attached to the specified Security Instrument (the “Travelers Property”)	$9,500,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of Arapahoe County, Colorado
The GC Net Lease (Libertyville) Investors, LLC	1515 Franklin Boulevard Libertyville, IL 60048; legally described on Exhibit A attached to the specified Security Instrument (the “Zeller Plastik USA Property”)	$9,000,000	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture filing to be recorded in the real property records of Lake County, Illinois
The GC Net Lease (Loveland) Investors, LLC	380 West 37th Street Loveland, CO 80538; legally described on Exhibit A attached to the specified Security Instrument (the “Quad/Graphics Property”)	$7,500,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of Larimer County, Colorado
The GC Net Lease (Sylmar) Investors, LLC	12669 Encinitas Avenue Los Angeles, CA 91342; legally described on Exhibit A attached to the specified Security Instrument (the “ITT Property”)	$4,600,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of Los Angeles County, California
Total		$105,600,000